EXHIBIT 2.1


                                                                  EXECUTION COPY







                          AGREEMENT AND PLAN OF MERGER


                                      among


                                  SUGEN, INC.,


                            PHARMACIA & UPJOHN, INC.


                                       and


                          UNIVERSITY ACQUISITION CORP.



                            Dated as of June 15, 1999

                                Table of Contents
                                -----------------

Section                                                                     Page
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                                    ARTICLE I

                       The Merger; Closing; Effective Time

1.1.       The Merger..........................................................2
1.2.       Closing.............................................................2
1.3.       Effective Time......................................................3

                                   ARTICLE II

                          Certificate of Incorporation
                     and Bylaws of the Surviving Corporation

2.1.       The Certificate of Incorporation....................................3
2.2.       The Bylaws..........................................................3

                                   ARTICLE III

                             Officers and Directors
                          of the Surviving Corporation

3.1.       Directors...........................................................3
3.2.       Officers............................................................4

                                   ARTICLE IV

                     Effect of the Merger on Capital Stock;
                            Exchange of Certificates

4.1.       Effect on Capital Stock.............................................4
           (a) Merger Consideration............................................4
           (b) Cancellation of Excluded Shares.................................5
           (c) Merger Sub......................................................5
4.2.       Exchange of Certificates for Shares.................................6
           (a) Exchange Agent..................................................6
           (b) Exchange Procedures.............................................6
           (c) Distributions with Respect to Unexchanged Shares; Voting........7
           (d) Transfers.......................................................8
           (e) Fractional Shares...............................................8
           (f) Termination of Exchange Fund....................................9
           (g) Lost, Stolen or Destroyed Certificates..........................9
4.3.       Dissenters' Rights..................................................9

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Section                                                                     Page
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4.4.       Adjustments to Prevent Dilution....................................10
4.5.       Treatment of Convertible Notes.....................................10

                                    ARTICLE V

                         Representations and Warranties

5.1.       Representations and Warranties of the Company......................10
           (a)  Organization, Good Standing and Qualification.................10
           (b)  Capital Structure.............................................12
           (c)  Corporate Authority; Approval and Fairness....................14
           (d)  Governmental Filings; No Violations...........................15
           (e)  Company Reports; Financial Statements.........................17
           (f)  Absence of Certain Changes....................................18
           (g)  Litigation and Liabilities....................................19
           (h)  Employee Benefits.............................................19
           (i)  Compliance....................................................22
           (j)  Antitakeover Statutes.........................................23
           (k)  Environmental Matters.........................................23
           (l)  Accounting and Tax Matters....................................25
           (m)  Taxation......................................................25
           (n)  Certain Regulatory Matters....................................27
           (o)  Intellectual Property.........................................29
           (p)  Product Registration Files....................................33
           (q)  Year 2000 Compliance..........................................34
           (r)  Labor Matters.................................................34
           (s)  Rights Agreement..............................................34
           (t)  Brokers and Finders...........................................35
           (u)  Supply Arrangements...........................................35
           (v)  Investigational Compounds.....................................35
5.2.       Representations and Warranties of Parent and Merger Sub............36
           (a) Capitalization of Merger Sub...................................36
           (b) Organization, Good Standing and Qualification..................36
           (c) Capital Structure..............................................37
           (d) Corporate Authority............................................38
           (e) Governmental Filings; No Violations............................39
           (f) Parent Reports; Financial Statements...........................40
           (g) Absence of Certain Changes.....................................41
           (h) Litigation and Liabilities.....................................41
           (i) Compliance.....................................................42
           (j) Accounting and Tax Matters.....................................42
           (k) Brokers and Finders............................................42

                                      -ii-


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Section                                                                     Page
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                                   ARTICLE VI

                                    Covenants

6.1.       Company Interim Operations.........................................43
6.2.       Conduct of Business of Parent......................................46
6.3.       Acquisition Proposals..............................................47
6.4.       Information Supplied...............................................50
6.5.       Stockholders Meeting...............................................50
6.6.       Filings; Other Actions; Notification...............................51
6.7.       Taxation and Accounting............................................55
6.8.       Access.............................................................57
6.9.       Affiliates.........................................................58
6.10.      Listing; De-registration...........................................59
6.11.      Publicity..........................................................59
6.12.      Benefits...........................................................60
           (a) Stock Options..................................................60
           (b) Employee Benefits..............................................61
6.13.      Expenses...........................................................61
6.14.      Indemnification; Directors' and Officers' Insurance................62
6.15.      Other Actions by the Company and Parent............................64
           (a) Rights  .......................................................64
           (b) Antitakeover Statutes..........................................64
6.16.      Convertible Notes and Warrants.....................................64
6.17.      Funding Mechanism..................................................64

                                   ARTICLE VII

                                   Conditions

7.1.       Conditions to Each Party's Obligation to Effect the Merger.........66
           (a) Stockholder Approval...........................................66
           (b) Regulatory Consents............................................66
           (c) Litigation.....................................................66
           (d) Registration Statement.........................................67
7.2.       Conditions to Obligations of Parent and Merger Sub.................67
           (a) Representations and Warranties.................................67
           (b) Performance of Obligations of the Company......................68
           (c) Regulatory Consents............................................68
           (d) Consents Under Agreements......................................68
           (e) Tax Opinion....................................................69

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Section                                                                     Page
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           (f) Rights Agreement...............................................69
           (g) Affiliates Letters.............................................69
           (h) Accountants' Letters...........................................69
7.3.       Conditions to Obligation of the Company............................69
           (a) Representations and Warranties.................................69
           (b) Performance of Obligations of Parent and Merger Sub............70
           (c) Regulatory Consents............................................70
           (d) Tax Opinion....................................................71
           (e) NYSE Listing...................................................71
           (f) Accountants' Letters...........................................71

                                  ARTICLE VIII

                                   Termination

8.1.       Termination by Mutual Consent......................................71
8.2.       Termination by Either Parent or the Company........................71
8.3.       Termination by the Company.........................................72
8.4.       Termination by Parent..............................................73
8.5.       Effect of Termination and Abandonment..............................74

                                   ARTICLE IX

                            Miscellaneous and General

9.1.       Survival...........................................................77
9.2.       Modification or Amendment..........................................77
9.3.       Waiver of Conditions...............................................77
9.4.       Counterparts.......................................................77
9.5.       GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL......................77
9.6.       Notices............................................................79
9.7.       Entire Agreement...................................................80
9.8.       No Third Party Beneficiaries.......................................80
9.9.       Obligations of Parent and of the Company...........................80
9.10.      Severability.......................................................81
9.11.      Specific Performance...............................................81
9.12.      Interpretation.....................................................81
9.13.      Assignment.........................................................81
9.14.      Captions...........................................................82

                  AGREEMENT  AND  PLAN  OF  MERGER   (hereinafter   called  this
"Agreement"), dated as of June 15, 1999, among SUGEN, Inc., a Delaware corporation (the "Company"), Pharmacia & Upjohn, Inc., a Delaware corporation ("Parent"), and University Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub," the Company and Merger Sub sometimes being hereinafter collectively referred to as the "Constituent Corporations").


                                    RECITALS

                  WHEREAS, the respective boards of directors of each of Parent, Merger Sub and the Company have approved the merger of Merger Sub with and into the Company (the "Merger") and approved the Merger upon the terms and subject to the conditions set forth in this Agreement and have determined that the Merger and the other transactions contemplated by this Agreement are fair to, and in the best interest of, their respective stockholders;

                  WHEREAS, it is intended that, for federal income tax purposes, the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code");

                  WHEREAS, for financial accounting purposes, it is intended that the Merger shall be accounted for as a "pooling-of-interests;"

                  WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company is entering into a stock option agreement with Parent (the "Stock Option Agreement"), pursuant to which the Company has granted to Parent an option to purchase Shares (as defined in Section 4.1(a)) under the terms and conditions set forth in the Stock Option Agreement; and

                  WHEREAS, contemporaneously with the execution and delivery of this Agreement, certain holders of Shares are entering into a voting agreement with Parent (the "Voting Agreement") pursuant to which such holders have made certain agreements with respect to the Shares held by them.

                  NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein and in the Stock Option Agreement, the parties hereto agree as follows:

                                    ARTICLE I

                       The Merger; Closing; Effective Time

                  1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware, and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in Articles II and III. The Merger shall have the effects specified in the Delaware General Corporation Law, as amended (the "DGCL"). Parent, as the sole stockholder of Merger Sub, hereby approves the Merger and this Agreement.

                  1.2. Closing. The closing of the Merger (the "Closing") shall take place (i) at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York at 10:00 a.m. on the latest to occur of (A) the business day on which the condition set forth in Section 7.1(a) shall be satisfied or waived in accordance with this Agreement and (B) the first business day following the date on which the last to be satisfied or waived of the other conditions set forth in
Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement, or
(ii) at such other place and time and/or on such other date as the Company and Parent may agree in writing (the "Closing Date").

                  1.3. Effective Time. As soon as practicable following the Closing, the Company will cause a Certificate of Merger (the "Certificate of Merger") to be executed, acknowledged and filed with the Secretary of State of Delaware as provided in Section 251 of the DGCL. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or, if agreed to by Parent and the

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Company,  such later time or date set forth in the  Certificate  of Merger  (the
"Effective Time").


                                   ARTICLE II

                          Certificate of Incorporation
                     and Bylaws of the Surviving Corporation

                  2.1. The Certificate of Incorporation. The certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation (the "Charter"), except that Article FIRST of the Charter shall be amended to read in its entirety as follows: "The name of the corporation is SUGEN, Inc."

                  2.2. The Bylaws. The bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation (the "Bylaws"), until thereafter amended as provided therein or by applicable law.


                                   ARTICLE III

                             Officers and Directors
                          of the Surviving Corporation

                  3.1. Directors. The directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and Bylaws. Prior to the Effective Time, the Company shall take all actions necessary to obtain any resignations of its directors necessary to give effect to the provisions of this Section.

                  3.2. Officers. The officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and Bylaws.

                                   ARTICLE IV

                     Effect of the Merger on Capital Stock;
                            Exchange of Certificates

                  4.1. Effect on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of the Company, Parent, Merger Sub or any holder of any capital stock of the Company:

                  (a) Merger Consideration. (i) Each share of common stock, par value $0.01 per share, of the Company (each a "Share" or, collectively, the "Shares") issued and outstanding immediately prior to the Effective Time (other than Shares owned by Parent or any direct or indirect Subsidiary of Parent (collectively, the "Parent Companies") or Shares that are owned by the Company or any direct or indirect Subsidiary of the Company (and in each case not held on behalf of third Parties)("Excluded Shares")) shall, subject to Section 4.2(e), be converted into, and become exchangeable for the right to receive (the "Merger Consideration") that number of shares (the "Exchange Ratio") of common stock, par value $0.01 per share (the "Parent Common Stock"), of Parent determined by dividing $31.00 by the Average Price (as defined below); provided, that (A) if the Average Price is equal to or less than $49.21875, the Exchange Ratio shall be .62984; and (B) if the Average Price is equal to or greater than $60.15625, the Exchange Ratio shall be .51533. "Average Price" means the average (rounded to the nearest 1/10,000, or if there shall not be a nearest 1/10,000, to the next highest 1/10,000) of the volume weighted averages (rounded to the nearest 1/10,000, or if there shall not be a nearest 1/10,000, to the next highest 1/10,000) of the trading prices of Parent Common Stock on the New York Stock Exchange, Inc. (the "NYSE") as reported by Bloomberg Financial Markets (or such other source as the parties shall agree in writing) for each of the NYSE Trading Days; and (ii) "NYSE Trading Days" means the 20 NYSE trading days ending on (and including) the third trading day immediately preceding the Stockholders Meeting (as defined in Section 6.5).

                  (ii) At the Effective Time, all Shares shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each certificate (a "Certificate") formerly representing any of such Shares (other than Excluded Shares) shall thereafter represent only the right to receive the Merger Consideration, cash in lieu of fractional shares pursuant to Section 4.2(e), if any, and any distribution or dividend pursuant to Section 4.2(c).

                  (b) Cancellation of Excluded Shares. Each Excluded Share issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

                  (c) Merger Sub. As of and following the Effective Time, each share of Common Stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall continue to remain outstanding and shall constitute one share of common stock of the Surviving Corporation.

                  4.2. Exchange of Certificates for Shares.

                  (a) Exchange Agent. As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with an exchange agent selected by Parent and reasonably acceptable to the Company (the "Exchange Agent"), for the benefit of the holders of Shares, certificates representing the shares of Parent Common Stock and, after the Effective Time, if applicable, any cash, dividends or other distributions with respect to the Parent Common Stock to be issued or paid pursuant to Section 4.1(a)(ii) (including cash in lieu of fractional shares) to be exchanged for Shares outstanding immediately prior to the Effective Time upon due surrender of the Certificates (or affidavits of loss in lieu thereof) pursuant to the provisions of this Article IV (such certificates for shares of Parent Common Stock, together with the amount of any dividends or other distributions payable with respect thereto and any cash in lieu of fractional shares, being hereinafter referred to as the "Exchange Fund").

                  (b) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of Shares (other than holders of Excluded Shares) (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof) to the Exchange Agent and (ii) instructions for use in effecting the surrender of the Certificates in exchange for (A) certificates representing shares of Parent Common Stock and (B) any unpaid dividends and other distributions and cash in lieu of fractional shares. Subject to Section 4.2(g), upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Parent Common Stock that such holder is entitled to receive pursuant to this Article IV and (y) a check in the amount (after giving effect to any required tax withholdings) of (A) any cash in lieu of fractional shares as provided in Section 4.2(e) plus (B) any unpaid non-stock dividends and any other dividends or other distributions that such holder has the right to receive pursuant to the provisions of this Article IV, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock, together with a check for any cash to be paid upon due surrender of the Certificate and any other dividends or distributions in respect thereof, may be issued and/or paid to such a transferee if the
Certificate formerly representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Person (as defined below) requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates of shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of Parent or the Exchange Agent that such tax has been paid or is not applicable.

                  For the purposes of this Agreement, the term "Person" shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust,

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

association, organization, Governmental Entity (as defined in Section 5.1(d)) or other entity of any kind or nature.

                  (c) Distributions with Respect to Unexchanged Shares;  Voting.
(i) All shares of Parent Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Date and whenever a dividend or other distribution is declared by Parent in respect of the Parent Common Stock, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares issuable pursuant to this Agreement. No dividends or other distributions in respect of the Parent Common Stock shall be paid to any holder of any unsurrendered Certificate until such Certificate is surrendered for exchange in accordance with this Article IV. Subject to the effect of applicable laws, reasonably promptly following surrender of any such Certificate, there shall be issued and/or paid to the holder certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (A) at the time of such surrender, the dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Common Stock and not paid and (B) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Parent Common Stock with a record date after the Effective Time but with a payment date subsequent to surrender.

                  (ii) Holders of unsurrendered Certificates shall be entitled to vote after the Effective Time at any meeting of Parent stockholders the number of whole shares of Parent Common Stock represented by such Certificates, regardless of whether such holders have exchanged their Certificates.

                  (d) Transfers. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time.

                  (e) Fractional Shares. Notwithstanding any other provision of this Agreement, no fractional shares of Parent Common Stock will be issued and any holder of Shares entitled to receive a fractional share of Parent Common Stock but for this Section 4.2(e) shall be entitled to receive, as of the date on which those holders entitled to receive fractional shares are determined, a cash payment in

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


lieu of such fractional share, without interest, which payment shall represent such holder's proportionate interest in the net proceeds from the sale by the Exchange Agent on behalf of such holder of the aggregate fractional shares of Parent Common Stock that such holder otherwise would be entitled to receive. Any such sale shall be made by the Exchange Agent on the date on which those holders entitled to receive fractional shares are determined.

                  (f) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof and any Parent Common Stock) that remains unclaimed by the stockholders of the Company for 60 days after the Effective Time shall be paid to Parent. Any stockholders of the Company who have not theretofore complied with this Article IV shall thereafter look only to Parent for payment of their shares of Parent Common Stock and any cash, dividends and other distributions in respect of the Parent Common Stock payable and/or issuable pursuant to Section 4.1 and Section 4.2(c) upon due surrender of their Certificates (or affidavits of loss in lieu thereof), in each case, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Corporation, the Exchange Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (g) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in an amount determined by Parent as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock and any cash payable and any unpaid dividends or other distributions in respect of Parent Common Stock pursuant to Section 4.2(c) upon due surrender of and deliverable in respect of the Shares represented by such Certificate pursuant to this Agreement.

                  4.3. Dissenters' Rights. In accordance with Section 262 of the DGCL, no appraisal rights shall be available to holders of Shares in connection with the Merger.

                  4.4. Adjustments to Prevent Dilution. In the event that (i) on or after the date hereof and prior to the Effective Time the Company changes the number of Shares or securities convertible or exchangeable into or exercisable for Shares (except as specifically contemplated by or permitted by this Agreement or the Schedules hereto), or (ii) Parent changes the number of shares of Parent Common Stock or securities convertible or exchangeable into or exercisable for shares of Parent Common Stock issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse split) with a record date prior to the Effective Time, stock dividend or distribution with a record date prior to the Effective Time, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, then, in either such case, the Merger Consideration shall be equitably adjusted.

                  4.5. Treatment of Convertible Notes. The Convertible Notes and Warrants (as each such term is defined in Section 5.1(b)) shall be treated as set forth in Section 6.16.


                                    ARTICLE V

                         Representations and Warranties

                  5.1. Representations and Warranties of the Company. The Company hereby represents and warrants to Parent and Merger Sub as follows:

                  (a) Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing (where such concept is recognized) under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction (where such concept is recognized) where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure of any of the Company's Subsidiaries to be so qualified or in such good standing, when taken together with all other such failures, is not reasonably likely to have a

Company Material Adverse Effect (as defined below) or materially impair the ability of the Company, the Surviving Corporation, Parent or any of their respective affiliates, following consummation of the Merger, to conduct any material business or operations in any jurisdiction where they are now being conducted. The Company has made available to Parent a complete and correct copy of the Company's and its Subsidiaries' certificates of incorporation and bylaws (or documents of a similar scope for corporations organized in jurisdictions outside the United States), each as amended to date. The Company's and its Subsidiaries' certificates of incorporation and bylaws (or similar documents) so delivered are in full force and effect. Schedule 5.1(a) contains a correct and complete list of each jurisdiction under the laws of which the Company and each of its Subsidiaries is organized.

                  As used in this Agreement, (i) "Subsidiary" means, with respect to the Company, Parent or Merger Sub, as the case may be, any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such party or by one or more of its respective Subsidiaries or by such party and any one or more of its respective Subsidiaries, (ii) "Company Material Adverse Effect" means any change in or effect on the business of the Company and its Subsidiaries that is, or is reasonably likely to be, materially adverse to the business, assets (including intangible assets), liabilities (contingent or otherwise), prospects, condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole or the Projected Expenses; provided, however, that changes in or effects on the financial condition of the Company and its Subsidiaries, taken as a whole, that result solely from expenditures by the Company and its Subsidiaries which do not exceed the Projected Expenses and expenses incurred in connection with the transactions contemplated by this Agreement shall not, in and of themselves, constitute a Company Material Adverse Effect, and changes in or effects on the financial condition or results of operation of the Company and its Subsidiaries, taken as a whole, that result solely from decreases in the revenues of the Company and its Subsidiaries shall not, in and of themselves, constitute a Company Material Adverse Effect, (iii) "Projected Expenses" means the aggregate projected expenses for the periods up to and including the Closing Date set forth in the budget of the Company set forth in Schedule 6.1(a) (the "Budget"), and (iv) "due investigation" means a commercially reasonable investigation for a company engaged in a business similar to that of the Company.

                  (b) Capital Structure. The authorized capital stock of the Company consists of 30,000,000 Shares, of which only 16,951,307 Shares were outstanding as of the close of business on June 14, 1999, and 20,000,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Shares"), of which none are outstanding. All of the outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable. Other than Shares reserved for issuance pursuant to the Stock Option Agreement, the Company has no Shares or Preferred Shares subject to issuance, except (i) 300,000 Preferred Shares, designated Series A Junior Participating Preferred Stock, subject to issuance upon exercise of the Rights (the "Rights") issued pursuant to the Rights Agreement, dated as of August 1, 1995 (the "Rights Agreement"), between the Company and The First National Bank of Boston, as Rights Agent, (ii) 1,681,839 Shares subject to issuance upon conversion of the Company's 12% Senior Convertible Notes due 2002 (the "12% Notes"), (iii) 1,261,385 Shares subject to issuance upon conversion of 12% Senior Convertible Notes (the "Warrant Notes") issuable upon exercise of outstanding warrants to purchase Warrant Notes (the Warrants Notes, collectively with the 12% Notes, the "Convertible Notes"), (iv) 1,806,776 Shares reserved for issuance in connection with the payment of interest on the Convertible Notes (it being agreed that any such issuance shall constitute a breach of this Agreement), (v) 675,798 Shares reserved for issuance pursuant to the warrants summarized in Schedule 5.1(b) (the "Warrants"), (vi) 3,187,244 shares reserved for issuance under the Company's 1992 Stock Option Plan, as amended, of which options to acquire 2,601,393 shares are outstanding as of June 14, 1999, (vii) 298,000 shares reserved for issuance under the Company's 1994 Non-Employee Directors' Stock Option Plan, of which options to acquire 165,000 shares are outstanding as of June 14, 1999, (viii) 270,000 shares reserved for issuance under the Company's Long-Term Objectives Stock Option Plan for Senior Management, of which options to acquire 180,000 shares are outstanding as of June 14, 1999, (xi) 206,422 shares reserved for issuance under the Company's Employee Stock Purchase Plan as of June 14, 1999, and (x) 50,000 Shares subject to issuance pursuant to the Letter Agreement, dated as of July 21, 1998, by and between the Company and Stephen Evans-Freke (the "Letter Agreement"). Schedule 5.1(b) sets forth a correct and complete list of each outstanding option to purchase Shares under the Stock Plans, as defined below (each a "Company Option"), as of June 14, 1999, including the holder, date of grant, exercise price and number of Shares subject thereto. All issued and outstanding shares of capital stock or other securities of each of the Company's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and, except for directors' qualifying shares, owned by a direct or indirect wholly owned Subsidiary of the Company, free and clear of any lien, pledge, security interest, claim or other encumbrance, other than immaterial liens which do not affect the Company's right, title and interest in and to such shares or securities. Except as set forth above or as disclosed in Schedule 5.1(b) or as specifically permitted by this Agreement or the Schedules hereto, there are no shares of capital stock of the Company authorized, issued or outstanding and except as set forth above and as provided in the Stock Option Agreement, there are no preemptive rights nor any outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character to which the Company or any of its Subsidiaries is a party or may be bound relating to the issued or unissued capital stock or other securities of the Company or any of its Subsidiaries. Except for the Warrants and the Convertible Notes as described above, the Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter ("Voting Debt"). Except for the Company's 1992 Stock Option Plan, 1994 Non-Employee Directors' Stock Option Plan, Long-Term Objectives Stock Option Plan for Senior Management, Employee Stock Purchase Plan and the Letter Agreement (such plans and agreements collectively, the "Stock Plans"), at or after the Effective Time, neither the Surviving Corporation nor Parent nor their respective affiliates will have any obligation to issue, transfer or sell any shares or securities of the Surviving Corporation, Parent or any of their respective affiliates pursuant to any Compensation and Benefit Plan (as defined in Section 5.1(h)(i)). No Shares, Preferred Shares or other securities of the Company, the Surviving Corporation, Parent or any of their respective affiliates will be subject to issuance pursuant to the Rights Agreement as a result of the

Merger or the other transactions contemplated by this Agreement, the Stock Option Agreement and the Voting Agreement and no Distribution Date or Shares Acquisition Date (as such terms are defined in the Rights Agreement) shall have occurred as a result of the Merger or the other transactions contemplated by this Agreement, the Stock Option Agreement and the Voting Agreement.

                  (c) Corporate Authority; Approval and Fairness. (i) The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and the Stock Option Agreement and to consummate, subject only to obtaining the adoption of this Agreement by a majority of the shares outstanding as of the record date of the Company's stockholders meeting (the "Company Requisite Vote"), the Merger. This Agreement and the Stock Option Agreement are valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms.

                  (ii) The board of directors of the Company (A) has unanimously approved this Agreement and the Stock Option Agreement and the Merger and the other transactions contemplated hereby and thereby and (B) has received the oral opinion of its financial advisors, Lehman Brothers Inc., to the effect that the consideration to be received by the holders of the Shares in the Merger is fair to such holders from a financial point of view, which opinion will be confirmed in writing promptly after the date hereof (and a copy of such written opinion will be promptly delivered to Parent). It is agreed and understood that such opinion is for the sole benefit of the Company's board of directors and may not be relied on by Parent or Merger Sub.

                  (d) Governmental Filings; No Violations. (i) Other than any filings and/or notices required (A) pursuant to Section 1.3, (B) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act of 1933, as amended (the "Securities Act"), (C) to comply with state securities or "blue sky" laws, and (D) such filings or consents, registrations, approvals, permits or authorizations as may be required under the competition or antitrust laws of jurisdictions outside the United States, no notices or other filings are required to be made with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any governmental or regulatory authority, agency, commission, body or other governmental entity ("Governmental Entity"), in connection with the execution and delivery of this Agreement and the Stock Option Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby and thereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement and the Stock Option Agreement or materially impair the ability of the Company, the Surviving Corporation, Parent or any of their respective affiliates, following consummation of the Merger, to conduct any material business or operations in any jurisdiction where they are now being conducted.

                  (ii) Except as set forth in Schedule 5.1(d)(ii), the execution, delivery and performance of this Agreement and the Stock Option Agreement by the Company do not and will not, and the consummation by the Company of the Merger and the other transactions contemplated hereby and thereby will not, constitute or result in (A) a breach or violation of, or a default under, the certificate or bylaws of the Company or the comparable governing instruments of any of its Subsidiaries, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the assets of the Company or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any agreement, lease, contract, note, mortgage, indenture or other obligation ("Contracts") binding upon the Company or any of its Subsidiaries or any Law (as defined in Section 5.1(i)) or governmental or non-governmental permit or license to which the Company or any of its Subsidiaries is subject, or
(C) any change in the rights or obligations of any party under any of the Contracts, except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect, prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement and the Stock Option Agreement or materially impair the ability of the Company, the Surviving Corporation, Parent or any of their respective affiliates, following consummation of the Merger, to conduct any material business or operations in any jurisdiction where they are now being conducted. Schedule 5.1(d)(ii) sets forth a correct and complete list of all consents and waivers which are or may be required in connection with the consummation of the transactions contemplated by this Agreement and the Stock Option Agreement (whether or not subject to the exception set forth with respect to clause (B) or (C) above) under Contracts to which the Company or any of its Subsidiaries is a party, other than any consent or waiver (other than consents or waivers pursuant to Contracts relating to indebtedness, securities or the guarantee thereof) the failure to obtain which is not reasonably likely to
materially   affect  the  business  or   operations   of  the  Company  and  its
Subsidiaries.

                  (e) Company Reports; Financial Statements. The Company and, to the extent applicable, each of its then or current Subsidiaries has made all filings required to be made by it with the SEC since October 4, 1994 (collectively, including any such reports filed subsequent to the date hereof, the "Company Reports"). The Company has delivered or made available to Parent each registration statement, report, proxy statement or information statement filed with the Securities and Exchange Commission (the "SEC") by it since December 31, 1998 (the "Audit Date"), including, without limitation, (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1998, (ii) the Company's Quarterly Report for the quarter ended March 31, 1999, as amended,
(iii) the Company's Proxy Statement filed on April 20, 1999, (iv) the Company's Registration Statement on Form S-3 filed on April 23, 1999, and (v) the Company's Current Report on Form 8-K filed on March 29, 1999, all in the form (including exhibits, annexes and any amendments thereto) filed with the SEC. Except as set forth in Schedule 5.1(e), as of their respective dates, the Company Reports did not, and any Company Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) presents fairly, or will present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of income and of changes in financial position included in or incorporated by reference into the Company Reports (including any related notes and schedules) presents fairly, or will present fairly, in all material respects, the results of operations, retained earnings and changes in financial position, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (except as otherwise noted therein and subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except, in the case of unaudited financial statements, as permitted by SEC Form 10-Q, and except as may be noted therein. Other than the Company Reports specifically recited in clauses (i) through (v) of the first sentence of this Section 5.1(e), the Company has not, on or prior to the date hereof, filed any other definitive reports or statements with the SEC since the Audit Date.

                  (f) Absence of Certain Changes. Except as disclosed in the Company Reports filed prior to the date hereof or in Schedule 5.1(f), since the Audit Date the Company and its Subsidiaries have conducted their respective businesses in all material respects only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been (i) any change in the financial condition, properties, business or results of operations of the Company or any of its Subsidiaries or any occurrence or combination of occurrences of which the Company has knowledge that, individually or in the aggregate, has had or is reasonably likely to have a Company Material Adverse Effect; (ii) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or any of its Subsidiaries, whether or not covered by insurance; (iii) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company; or (iv) other than as set forth in Schedule 5.1(f), any change by the Company in accounting principles, practices or methods. Schedule 5.1(f) contains a document setting forth the name, title, salary and other compensation of each employee of the Company as of June 14, 1999. Since the date of such document, there has not been any increase in the compensation payable or that could become payable by the Company or any of its Subsidiaries to officers or key employees of the Company or its Subsidiaries, or any amendment of any of the Stock Plans or Compensation and Benefit Plans.

                  (g)  Litigation  and  Liabilities.   Except  as  disclosed  in
Schedule 5.1(g) or as disclosed in the Company Reports filed prior to the date hereof, and except for matters which are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent or materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement and the Stock Option Agreement, there are no (i) civil, criminal, administrative or regulatory actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the Company after due investigation, overtly threatened against the Company or any of its Subsidiaries or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to matters involving any Environmental Law (as defined in Section 5.1(k)), other than liabilities incurred in the ordinary course of business by the Company and its Subsidiaries since the Audit Date.

                  (h) Employee Benefits.

                  (i) The Company Reports accurately describe in all material respects all incentive, bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option and other stock based plans, all employment or severance agreements, plans, policies or arrangements, other employee benefit plans and any applicable "change of control" or similar provisions in any plan, agreement, policy or arrangement which covers current or former employees of the Company and its subsidiaries (the "Compensation and Benefit Plans"). The Compensation and Benefit Plans and all other benefit plans, agreements, policies or arrangements covering current or former employees or directors of the Company and its Subsidiaries (the "Employees"), including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), are listed in Schedule 5.1(h)(i). True and complete copies of all Compensation and

Benefit  Plans  and  such  other   benefit   plans,   agreements,   policies  or
arrangements, including, but to limited to, any trust instruments and/or insurance contracts, if any, forming a part of any such plans and agreements, and all amendments thereto have been provided or made available to Parent.

                  (ii) All employee benefit plans, other than "multiemployer plans" within the meaning of Sections 3(37) of ERISA, covering Employees and maintained in the United States (the "Plans"), to the extent subject to ERISA, are in substantial compliance with ERISA. Each Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), has received a favorable determination letter from the Internal Revenue Service, and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or, to the knowledge of the Company after due investigation, threatened, litigation relating to the Plans. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or
Section 502(i) of ERISA in an amount which would be material.

                  (iii) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). The Company and its Subsidiaries have not incurred and do not expect to incur any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension

Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

                  (iv) All contributions required to be made under the terms of any Plan have been timely made or accrued on the Company's financial statements. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. Neither the Company nor any of its Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

                  (v) Under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities," within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Pension Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Pension Plan, and there has been no material change in the financial condition of such Pension Plan since the last day of the most recent plan year. The withdrawal liability of the Company and its Subsidiaries under each Compensation and Benefit Plan which is a multiemployer plan within the meaning of Section 3(37) of ERISA to which the Company, its Subsidiaries or an ERISA Affiliate has contributed during the preceding 12 months, determined as if a "complete withdrawal," within the meaning of Section 4203 of ERISA, had occurred as of the date hereof, does not exceed $100,000.

                  (vi) Neither the Company nor any of its Subsidiaries has any obligations for retiree health and life benefits under any Plan, except as set forth on Schedule 5.1(h)(vi). The Company or its Subsidiaries may amend or terminate any such Plan at any time without incurring any liability thereunder.

                  (vii) Except as set forth on Schedule 5.1(h)(vii), the consummation of the transactions contemplated by this Agreement will not (x) entitle any Employees to severance pay, (y) accelerate the time of payment or vesting or trigger any payment or funding

(through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Compensation and Benefit Plans or (z) result in payments under any of the Plans which would not be deductible under Section 162(m) or Section 280G of the Code.

                  (viii) All Compensation and Benefit Plans maintained outside of the United States comply in all material respects with applicable local law. The Company and its Subsidiaries have no material unfunded liabilities with respect to any such Compensation and Benefit Plan.

                  (i) Compliance. Except as set forth in Schedule 5.1(i), neither the Company nor any of its Subsidiaries is in default or violation of,
(i) any law, ordinance, rule, regulation, order, judgment, decree, arbitration award, license or permit of any Governmental Entity (collectively, "Laws") applicable to the Company or any of its Subsidiaries or by which its or any of their respective properties are bound, or (ii) any Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or its or any of their respective properties are bound or affected, except for any such defaults or violations that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect, or prevent or materially delay the transactions contemplated by this Agreement or materially impair the ability of the Company, the Surviving Corporation, Parent or any of their respective affiliates, following consummation of the Merger, to conduct any material business or operations in any jurisdiction where they are now being conducted. To the knowledge of the Company after due investigation, no material change is required in the Company's or any of its Subsidiaries' processes, properties or procedures in order to comply in all material respects with any Laws, and the Company has not received any notice or overt communication of any material noncompliance with any such Laws that has not been cured.

                  (j) Antitakeover Statutes. The board of directors of the Company has taken all necessary action to approve the transactions contemplated by this Agreement, the Stock Option Agreement and the Voting Agreement such that the restrictions under Section 203 of the DGCL shall not apply to such transactions. No "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute or regulation (each, an "Antitakeover Statute") is applicable to the Company, the Shares, the Merger, this Agreement, the Stock Option Agreement, the Voting Agreement or the other transactions contemplated by this Agreement, the Stock Option Agreement or the Voting Agreement.

                  (k) Environmental Matters. Except as disclosed in the Company Reports filed with the SEC prior to the date hereof or in Schedule 5.1(k), (i) the Company and its Subsidiaries have complied in all material respects at all relevant times with all applicable Environmental Laws; (ii) to the knowledge of the Company, after due investigation, no property currently or formerly owned or operated by the Company or any of its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) has been contaminated with any Hazardous Substance; (iii) to the knowledge of the Company, after due investigation, neither the Company nor any of its Subsidiaries is subject to any liability for Hazardous Substance disposal or contamination on any third party property; (iv) to the knowledge of the Company, after due investigation, neither the Company nor any of its Subsidiaries is subject to liability for any release or threat of release of any Hazardous Substance; (v) neither the Company nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information indicating that it may be in violation of or subject to liability under any Environmental Law; (vi) neither the Company nor any of its Subsidiaries is subject to any order, decree, injunction or other arrangement with any Governmental Entity or any indemnity or other agreement with any third party relating to liability under any Environmental Law; (vii) to the knowledge of the Company, after due investigation, none of the properties of the Company or any of its Subsidiaries contain any underground storage tanks, asbestos-containing material, lead products, or polychlorinated biphenyls;
(viii) to the knowledge of the Company, after due investigation, there are no other circumstances or conditions involving the Company or any of its
Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any property in connection with any Environmental Law; and (ix) the Company has delivered or made available to Parent copies of all environmental reports, studies, assessments, sampling data and other environmental information in its possession relating to the Company or any of its

Subsidiaries or any of their current or former properties or operations.

                  "Environmental Law" means any federal, state or local law, regulation, order, decree, permit, authorization, common law or agency requirement relating to (A) the protection, investigation or restoration of the environment, health, safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or
(C) noise, odor, indoor air, employee exposure, wetlands, pollution, contamination or any injury or threat of injury to persons or property relating to any Hazardous Substance.

                  "Hazardous  Substance" means any substance that is (A) listed, classified or regulated pursuant to any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (C) any other substance which may be the subject of regulatory action by any Governmental Authority in connection with any Environmental Law.

                  (l) Accounting and Tax Matters. As of the date hereof, the Company does not have any knowledge of any fact or circumstance that would prevent the Company from being a "poolable entity" for purposes of Opinion 16 of the Accounting Principles Board or prevent the Merger and the other transactions contemplated by this Agreement from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

                  (m) Taxation. (a) The Company and each of its Subsidiaries, and any consolidated, combined or unitary group for tax purposes of which the Company or any of its Subsidiaries is or has been a member, has timely filed all Tax Returns required to be filed by it in the manner provided by law. All such Tax Returns are true, correct and complete in all material respects. The Company and each of its Subsidiaries have timely paid all Taxes due or required to be withheld from amounts owing to any employee, creditor or third party or have provided adequate reserves in their financial statements for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns. Except as has been disclosed to Parent in Schedule 5.1(m): (i) no material claim for unpaid Taxes has become a lien or encumbrance of any kind against the property of the Company or any of its Subsidiaries or is being asserted against the Company or any of its Subsidiaries; (ii) no audit, examination, investigation or other proceeding in respect of Taxes is pending, threatened or being conducted by a Tax authority; (iii) no material issues have been raised by the relevant taxing authority in connection with any examination of the Tax Returns filed by the Company and its Subsidiaries; (iv) no extension or waiver of the statute of limitations on the assessment of any Taxes has been granted by the Company or any of its Subsidiaries and is currently in effect; (v) neither the Company nor any of its Subsidiaries is a party to, is bound by, or has any obligation under, or potential liability with regards to, any Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement; (vi) no power of attorney has been granted by or with respect to the Company or any of its Subsidiaries with respect to any matter relating to Taxes; (vii) neither the Company nor any of its Subsidiaries is a party to any agreement, plan, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code; (viii) neither the Company nor any of its Subsidiaries has any deferred intercompany gain or loss arising as a result of a deferred intercompany transaction within the meaning of Treasury Regulation Section 1.1502-13 (or similar provision under state, local or foreign law) or any excess loss accounts within the meaning of Treasury Regulation Section 1.1502-19; (ix) the Company is not and has not been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(ii) of the Code; (x) neither the Company nor any of its Subsidiaries has been the subject to a Tax ruling that has continuing effect; and (xi) neither the Company nor any of its Subsidiaries has agreed to include, or is required to include, in income any adjustment under either Section 481(a) or 482 of the Code (or an analogous provision of state, local or foreign law) by reason of a change in accounting method or otherwise.

                  (b) Except as disclosed in Schedule 5.1(m), as of the date of this Agreement, to the knowledge of the Company after due investigation, there are no facts or circumstances that have materially adversely affected or are reasonably likely to materially adversely affect the ability of the Company or its Subsidiaries to obtain the cantonal and Swiss federal tax benefits described in the September

1998  ruling  of  the  Canton  of  Schaffhausen,   the  corresponding   Business
Development Agreement, and the March 1999 ruling of the Swiss Federal Office for Economy and Labor, respectively.

                  "Taxes" means any taxes of any kind, including but not limited to those on or measured by or referred to as income, gross receipts, capital, sales, use, ad valorem, franchise, profits, license, withholding, employment, payroll, premium, value added, property or windfall profits taxes, environmental transfer taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign.

                  "Tax Return" means any return, report or statement required to be filed with any governmental authority with respect to Taxes.

                  (n) Certain Regulatory Matters. (i) Schedule 5.1(n) sets forth a complete and accurate list for the last five years, of (A) all Warning Letters (as defined below), Section 305 notices and similar letters or notices issued by the Food and Drug Administration (the "FDA") or any other governmental entity, domestic or foreign, that is concerned with the quality, identity, strength, purity, safety, efficacy or manufacturing of the pharmaceutical compounds or products tested or sold by the Company or its Subsidiaries (any such governmental entity, a "Pharmaceutical Regulatory Agency") to the Company or any of its Subsidiaries; (B) all United States Pharmacopoeia product problem reporting program complaints or reports, MedWatch form FDA-3500A, FDA-1639 or Form CIMOS I filed by the Company or any of its Subsidiaries, which complaints or reports pertain to any incident involving death or serious injury, and for which incident there has been (I) a notice or follow-up inquiry to the Company or any of its Subsidiaries by the FDA, (II) a litigation or arbitration claim or cause of action commenced, or (III) a notice to any insurance carrier of the Company or any of its Subsidiaries tendering the defense or giving any notice of a possible or actual claim against the Company or such subsidiary; (C) all product recalls conducted by or issued to the Company or any of its Subsidiaries and any requests from the FDA or any other Pharmaceutical Regulatory Agency requesting the Company or any of its Subsidiaries to cease to investigate, test or market any compound or product; (D) any civil penalty actions begun by the FDA or any other Pharmaceutical Regulatory Agency against the Company or any of its Subsidiaries and all consent decrees and all documents relating to the negotiation of and compliance with such consent decree issued with respect to the Company or any of its Subsidiaries; and (E) any other written communications between the Company or any of its Subsidiaries, on the one hand, and the FDA or any other Pharmaceutical Regulatory Agency on the other hand that describe matters that could have a material adverse effect on the projected sales or revenues attributable to any compound, product or product line of the Company or its Subsidiaries or discuss material issues concerning the quality, identity, strength, purity, safety or efficacy of any such compound, product or product line. The Company has made available to Parent copies of all documents referred to in Schedule 5.1(n), as well as copies of all complaints and other information required to be maintained by the Company pursuant to the United States Federal Food, Drug and Cosmetic Act and Comprehensive Drug Abuse Prevention and Control Act of 1970 and the corresponding laws of jurisdictions other than the United States. For purposes of this subparagraph (i), "Warning Letter" means a letter characterized by the FDA or any other Pharmaceutical Regulatory Agency as a warning letter, a notice of adverse finding or a similar letter or report in which FDA or any other Pharmaceutical Regulatory Agency expresses the opinion that violations of law have occurred.

                  (ii) With such  exceptions as are not material with respect to
(x) any of compounds SU101, SU5271, SU5416 or SU6668 or (y) the other compounds and products of the Company and its Subsidiaries, taken as a whole and except as set forth in Schedule 5.1(n), (A) the Company (or, if applicable, one of its Subsidiaries) has obtained all consents, approvals, certifications, authorizations and permits of, and has made all filings with, or notifications to, all Pharmaceutical Regulatory Agencies pursuant to applicable requirements of all FDA regulations and consent decrees, and all applicable state and foreign laws, and regulations applicable to the Company or any of its Subsidiaries; (B) all representations made by the Company or any of its Subsidiaries in connection with any such consents, approvals, certifications, authorizations, permits, filings and notifications were true and correct in all material respects at the time such representations and warranties were made, and the Company's compounds and products, and the compounds and products of its Subsidiaries, substantially comply with, and perform in accordance with the specifications described in, such representations; (C) the Company and its Subsidiaries and their respective products and all of the facilities and entities which manufacture such compounds and products, are in substantial compliance with all applicable FDA rules, regulations and consent decrees, and all applicable state and foreign laws, rules and regulations (including Good Manufacturing Practices) relating to pharmaceutical manufacturers and distributors or otherwise applicable to the Company's or its Subsidiaries' business; and (D) the Company has no reason to believe that any of the consents, approvals, authorizations, registrations, certifications, permits, filings or notifications that it or any of its Subsidiaries has received or made to operate their respective businesses have been or are being revoked or challenged.

                  (o) Intellectual Property.

                  (i) Set forth in Schedule 5.1(o)(i) is a complete list of each of the following items (1) all patents and applications therefor, registrations of trademarks (including service marks) and applications therefor, and registrations of copyrights and applications therefor that are owned by the Company or any of its Subsidiaries or licensed to the Company or any of its Subsidiaries (collectively, the "Company Owned IP"), (2) all licenses, agreements and contracts relating to the Company Intellectual Property (as defined in Section 5.1(o)(ii) of this Agreement) pursuant to which the Company or any of its Subsidiaries are entitled to use any Company Intellectual Property owned by any third party (the "Third Party Licenses") and (3) all agreements under which the Company or any of its Subsidiaries has granted any third party the right to use any Company Intellectual Property, including the unexpired material transfer agreements.

                  (ii) Except to the extent identified in Schedule 5.1 (o)(ii) and except for any failures of this representation and warranty to be true and accurate that arise from instances involving the infringement by the Company or its Subsidiaries on the intellectual property rights of others or the infringement by others on intellectual property rights of the Company or its Subsidiaries of which, in either such case, the Company does not have any knowledge after due investigation, the Company, or its Subsidiaries where expressly indicated, is the owner of, or is licensed to use, or otherwise possesses legally enforceable rights in, all intellectual property, including, without limitation, all patents and patent applications, supplementary protection certificates and patent extensions, trademarks and trademark applications, service mark and service mark registrations, logos, commercial symbols, business name registrations, trade names, copyrights and copyright registrations, computer software, mask works and mask work registration applications, industrial designs and applications for registration of such industrial designs, including, without limitation, any and all applications for renewal, extensions, reexaminations and reissues of any of the foregoing intellectual property rights where applicable, inventions, biological materials, trade secrets, formulae, know-how, technical information, research data, research raw data, laboratory notebooks, procedures, designs, proprietary technology and information held or used in the business of the Company and its Subsidiaries (hereinafter the "Company Intellectual Property").

                  (iii) Except to the extent identified in Schedule 5.1(o)(iii), the Company and its Subsidiaries are the sole legal and beneficial owners of all the Company Intellectual Property (except for the Company Intellectual Property that is the subject of any Third Party Licenses) and all the Company Intellectual Property is valid and subsisting.

                  (iv) The Company has not entered into any agreements, licenses or created any mortgages, liens, security interests, leases, pledges, encumbrances, equities, claims, charges, options, restrictions, rights of first refusal, title retention agreements or other exceptions to title which affect the Company Intellectual Property or restrict the use by the Company or any of its Subsidiaries of the Company Intellectual Property in any way, except as provided in agreements and instruments disclosed in Schedule 5.1(o)(ii) and furnished to Parent prior to the date of this Agreement.

                  (v) Except as listed in Schedule 5.1(o)(v), to the knowledge of the Company after due investigation, the Company and its Subsidiaries are in compliance in all material respects with the Third Party Licenses that are material to the conduct of the business of the Company.

                  (vi) The Company and its Subsidiaries are not, and will not be as a result of the execution, delivery or performance of this Agreement, the Stock Option Agreement or the Voting Agreement or the consummation of the Merger or the other transactions contemplated hereby or thereby in breach, violation or default of any Third Party Licenses that are material to the conduct of the business of the Company. Except as indicated in Schedule 5.1(o)(vi), the rights of the Company or any of its Subsidiaries to the Company Intellectual Property will not be affected by the execution, delivery or performance of this
Agreement, the Stock Option Agreement or the Voting Agreement or the consummation of the Merger or the other transactions contemplated hereby or thereby.

                  (vii) The Company and its Subsidiaries have the right to license to third parties the use of the Company Owned IP.

                  (viii) Except as listed in Schedule 5.1(o)(viii), all registrations and filings relating to the Company Owned IP are in good standing. All maintenance and renewal fees necessary to preserve the rights of the Company in respect of the Company Owned IP have been made. Except as indicated in
Schedule 5.1(o)(viii), the registrations and filings relating to the Company Owned IP are proceeding and there are no material facts of which the Company has knowledge after due investigation which could significantly undermine those registrations or filings or reduce to a significant extent the scope of protection of any patents arising from such applications.

                  (ix) The manufacturing, marketing, distribution, sale and use of SU101, SU5271, SU5416 and SU6668 by the Company or its Subsidiaries, licensees or sublicensees in the countries where the Company has conducted or proposes to conduct such activities, to the knowledge of the Company after due investigation, does not and would not infringe the patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, and proprietary trade names, publication rights, computer programs (including source code and object code), inventions, know-how, trade secrets, technology, processes, confidential information and all other intellectual property rights throughout the world (collectively, "Intellectual Property Rights") of any third party.

                  (x) Except for the matters set forth in Schedule 5.1(o)(x), there are no allegations, claims or proceedings instituted or pending which challenge the rights possessed by the Company or its Subsidiaries to use the Company Intellectual Property or the validity or effectiveness of the Company Intellectual Property, including without limitation any interferences, oppositions, cancellations or other contested proceedings.

                  (xi) There are no outstanding claims or proceedings instituted or pending by any third party challenging the ownership, priority, scope or validity or effectiveness of any Company Intellectual Property.

                  (xii) To the knowledge of the Company after due investigation, there are no Intellectual Property Rights of any third party that have been or would be infringed by the identification, manufacture, marketing, distribution and sale and use of any products (except products SU101, SU5271, SU5416 and SU6668, which are addressed by subparagraph (ix) above) that have been identified for development by the Company.

                  (xiii) To the knowledge of the Company after due investigation, there are no Intellectual Property Rights of any third party that would be infringed by the continued practice of any technologies previously used or presently in use by the Company.

                  (xiv) To the knowledge of the Company after due investigation, except for the matters set forth in Schedule 5.1(o)(xiv), there is no unauthorized use, infringement or misappropriation of the Company Intellectual Property by any third party, including any employee or former employee of the Company or any of its Subsidiaries.

                  (xv) Except for the matters set forth in Schedule 5.1(o)(xv), the Company and its Subsidiaries have not granted any licenses, immunities, options or other rights to the Company Intellectual Property which could provide a third party with a defense to patent infringement proceedings, whether domestic or foreign.

                  (xvi)  Commercially  reasonable  measures  have been  taken to maintain the confidentiality of the inventions, trade secrets, formulae, know-how, technical information, research data, research raw data, laboratory notebooks, procedures, designs, proprietary technology and information of the Company and its Subsidiaries, and all other information the value of which to the Company or any of its Subsidiaries is contingent upon maintenance of the confidentiality thereof. Without limiting the generality of the foregoing, (1) each employee of the Company and each consultant to the Company who has had access to proprietary information with respect to the Company has entered into an agreement suitable to vest ownership rights to any inventions, creations, developments, and works in the Company and has entered into an agreement for maintaining the confidential information of the Company and (2) each officer and director of the Company has entered into an agreement to maintain the confidential information of the Company, except for those individuals listed in Schedule 5.1(o)(xvi) whose involvement in the business of the Company is described with specificity therein.

                  (p) Product Registration Files. The product registration files and dossiers of the Company and its Subsidiaries have been maintained in accordance with reasonable industry standards. The Company and each of its Subsidiaries has in its possession copies of all the material documentation filed in connection with filings made by the Company or any of its Subsidiaries for regulatory approval or registration of the compounds and products of the Company or any of its Subsidiaries, as the case may be. To the knowledge of the Company after due investigation, the filings made by the Company and its Subsidiaries for regulatory approval or registration of the products of the Company or any of its Subsidiaries did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.

                  (q) Year 2000 Compliance. Schedule 5.1(q) contains the Company's Year 2000 plan, which indicates the actions to be taken pursuant to such plan that have been completed as of the date of this Agreement and the actions to be taken pursuant to such plan that have not been completed as of the date of this Agreement and the aggregate expense expected to be incurred by the Company in connection with the actions to be taken pursuant to such plan that have not been completed as of the date of this Agreement.

                  (r) Labor Matters. Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is the Company or any of its Subsidiaries the subject of any material proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to the knowledge of the Company after due investigation, threatened, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving the Company or any of its Subsidiaries.

                  (s) Rights  Agreement.  The  Company  has  amended  the Rights
Agreement to provide that neither Parent nor Merger Sub nor any of their respective affiliates shall be deemed to be an Acquiring Person (as such term is defined in the Rights Agreement), that neither a Distribution Date nor a Shares Acquisition Date (as each such term is defined in the Rights Agreement) shall be deemed to occur, and the Rights will not separate from the Shares, as a result of the execution, delivery or performance of this Agreement, the Stock Option Agreement or the Voting Agreement or the consummation of the Merger or the other transactions contemplated hereby or thereby, and that none of the Company, Parent, Merger Sub, nor the Surviving Corporation, nor any of their respective affiliates, shall have any obligations under the Rights Agreement to any holder (or former holder) of Rights as of and following the Effective Time.

                  (t) Brokers and Finders. Except as disclosed in Schedule 5.1(t), neither the Company nor any of its Subsidiaries, officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Merger or the other transactions contemplated by this Agreement, the Stock Option Agreement or the Voting Agreement, except that the Company has employed Lehman Brothers Inc. as its financial advisor, the arrangements with which have been disclosed to Parent prior to the date hereof.

                  (u) Supply Arrangements. As of the date of this Agreement, to the Company's knowledge after due investigation, there are no facts or circumstances that have materially adversely affected or are reasonably likely to materially adversely affect the continued supply (either for clinical purposes or in bulk) of the active ingredients of the compounds of the Company and its Subsidiaries currently used in clinical trials.

                  (v) Investigational Compounds. As of the date of this Agreement, to the Company's knowledge after due investigation, there are no facts or circumstances that have materially adversely affected or that management of the Company has determined are reasonably likely to materially adversely affect the commercialization of compound SU5416 or compound SU6668, other than factors that are generally applicable to the development and commercialization of pharmaceutical compounds that are not specific to the Company or such compounds.

                  5.2. Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub each hereby represent and warrant to the Company as follows:

                  (a) Capitalization of Merger Sub. The authorized capital stock of Merger Sub consists of one thousand (1,000) shares of Common Stock, par value $.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent, and there are (i) no other shares of capital stock or other voting securities of Merger Sub, (ii) no securities of Merger Sub convertible into or exchangeable for shares of capital stock or voting securities of Merger Sub and (iii) no options or other rights to acquire from Merger Sub, and no obligations of Merger Sub to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Merger Sub. Merger Sub has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

                  (b) Organization, Good Standing and Qualification. Each of Parent and its Subsidiaries is a corporation duly organized, validly existing and in good standing (where such concept is recognized) under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction (where such concept is recognized) where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in such good standing, when taken together with all other such failures, is not reasonably likely to have a Parent Material Adverse Effect (as defined below). Parent has made available to the Company a complete and correct copy of Parent's certificate of incorporation and bylaws, as amended to the date hereof. Parent's certificate of incorporation and bylaws so delivered are in full force and effect.

                  As used in this Agreement, (i) "Parent Material Adverse Effect" means any change in or effect on the business of Parent and its Subsidiaries that is, or is reasonably likely to be, materially adverse to the business, assets (including intangible assets), liabilities (contingent or otherwise), prospects, condition (financial or otherwise) or results of operations of Parent and its Subsidiaries taken as a whole, and (ii) a "Significant Subsidiary" of the Company means with respect to the Company or Parent, as the case may be, a direct or indirect Subsidiary of such party which is a significant subsidiary within the meaning of Rule 1.02(w) of Regulation S-X promulgated pursuant to the Exchange Act.

                  (c) Capital Structure. The authorized capital stock of Parent consists of 1,500,000,000 shares of Parent Common Stock, of which only 508,718,107 shares were outstanding as of the close of business on June 14, 1999, and 100,000,000 shares of Preferred Stock, par value $.01 per share (the "Parent Preferred Stock"), of which only 6,795 shares, designated the Series A convertible Perpetual Preferred Stock (the "Series A Preferred Stock"), were outstanding as of the close of business on June 14, 1999. All of the outstanding shares of Parent Common Stock and Series A Preferred Stock have been duly authorized and are validly issued, fully paid and nonassessable. Parent has no Parent Common Stock or Parent Preferred Stock, designated Participating Preferred Stock, subject to issuance or subject to issuance, except that as of the close of business on June 14, 1999, there were 24,818,686 shares of Parent Common Stock reserved for issuance pursuant to Parent's Long Term Incentive Plan (the "Parent Stock Plan"), 5,087,181 shares of Parent Preferred Stock, designated Participating Preferred Stock, subject to issuance pursuant to the

Stockholder Protection Rights Agreement, dated as of March 4, 1997, between the Parent and Harris Trust & Savings Bank, as Rights Agent, and 9,852,750 shares of Parent Common Stock subject to issuance upon conversion of shares of Series A Preferred Stock. Each of the outstanding shares of capital stock of each of Parent's Significant Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and, except for directors' qualifying shares, owned by a direct or indirect wholly owned subsidiary of Parent, free and clear of any lien, pledge, security interest, claim or other encumbrance. Except as set forth above, there are no shares of capital stock of Parent authorized, issued or outstanding and except as set forth above, there are no preemptive rights nor any outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of Parent. Parent does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter.

                  (d) Corporate Authority.

                  (i) No vote of holders of capital stock of Parent is necessary to approve this Agreement and the Merger and the other transactions contemplated hereby. Each of Parent and Merger Sub has all requisite corporate power and authority and each has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Merger. Parent has all requisite power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under the Stock Option Agreement. This Agreement is a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms. The Stock Option Agreement are valid and binding agreements of Parent enforceable against Parent in accordance with their respective terms.

                  (ii) Prior to the Effective Time, Parent will have taken all necessary action to permit it to issue the number of shares of Parent Common Stock required to be issued pursuant to Article IV. The Parent Common Stock, when issued, will be validly issued, fully paid and nonassessable, and no stockholder of Parent will have any preemptive right of subscription or purchase in respect thereof. The Parent Common Stock, when issued, will be registered under the Securities Act and Exchange Act and registered or exempt from registration under any applicable state securities or "blue sky" laws.

                  (e) Governmental Filings; No Violations. (i) Other than any filings and/or notices required (A) pursuant to Section 1.3, (B) under the HSR Act, the Securities Act and the Exchange Act, (C) to comply with state securities or "blue sky" laws, (D) required to be made with the NYSE and the Stockholm Stock Exchange, and (E) such filings or consents, registrations, approvals, permits or authorizations as may be required under the laws of the competition or antitrust laws of jurisdictions outside the United States, no notices or other filings are required to be made by Parent or Merger Sub with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Parent or Merger Sub from, any Governmental Entity, in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the execution and delivery of the Stock Option Agreement by Parent or the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby and by the Stock Option Agreement, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement and the Stock Option Agreement.

                  (ii) The execution, delivery and performance of this Agreement and the Stock Option Agreement by Parent, by Parent and Merger Sub, as the case may be, do not and will not, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby and by the Stock Option Agreement, will not, constitute or result in (A) a breach or violation of, or a default under, the certificate or bylaws of Parent and Merger Sub or the comparable governing instruments of any of its Subsidiaries, (B) a breach or violation of, or a default under, the acceleration of or the creation of a lien, pledge, security interest or other encumbrance on the assets of Parent or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any Contracts binding upon Parent or any of its Subsidiaries or any Law or governmental or non-governmental permit or license to which Parent or any of its Subsidiaries is subject, or (C) any change in the rights or obligations of any party under any of the Contracts, except, in the case of clause (B) or (C) above, for breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

                  (f) Parent Reports; Financial Statements. Parent and, to the extent applicable, each of its then or current Subsidiaries, has made all filings required to be made by it with the SEC since December 31, 1993 (collectively, including any such reports filed subsequent to the date hereof, the "Parent Reports") and Parent has delivered or made available to the Company each registration statement, report, proxy statement or information statement filed with the SEC by it since December 31, 1998 (the "Parent Audit Date") in the form (including exhibits and any amendments thereto) filed with the SEC. As of their respective dates, the Parent Reports did not, and any Parent Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Parent Reports (including the related notes and schedules) presents fairly, or will present fairly, in all material respects, the consolidated financial position of Parent and its Subsidiaries as of its date and each of the consolidated statements of income and of changes in financial position included in or incorporated by reference into the Parent Reports (including any related notes and schedules) presents fairly, or will present fairly, the results of operations, retained earnings and changes in financial position, as the case may be, of Parent and its Subsidiaries for the periods set forth therein (except as noted therein and subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except, in the case of unaudited statements, as permitted by SEC Form 10-Q and except as may be noted therein.

                  (g) Absence of Certain Changes. Except as disclosed in the Parent Reports filed prior to the date hereof, since the Parent Audit Date Parent and its Subsidiaries have conducted their respective businesses in all material respects only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been (i) any change in the financial condition, properties, business or results of operations of Parent and its Subsidiaries, or any occurrence or combination of occurrences of which Parent has knowledge that, individually or in the aggregate, has had or is reasonably likely to have a Parent Material Adverse Effect; (ii) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by Parent or any of its Subsidiaries, whether or not covered by insurance; (iii) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of Parent, except for regularly quarterly dividends declared and paid on shares of Parent Common Stock and Series A Preferred Stock; or (iv) any change by Parent in accounting principles, practices or methods.

                  (h) Litigation and Liabilities. Except as disclosed in the Parent Reports filed prior to the date hereof, and except for matters which are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect or prevent or materially delay or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement and the Stock Option Agreement, there are no (i) civil, criminal, administrative or regulatory actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of Parent after due investigation, overtly threatened against Parent or any of its Subsidiaries or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to matters involving any Environmental Law, other than liabilities incurred in the ordinary course of business by Parent and its Subsidiaries since the Audit Date.

                  (i) Compliance. Neither Parent nor any of its Subsidiaries is in default or violation of, (i) any Law applicable to Parent or any of its Subsidiaries or by which its or any of their respective properties are bound, or (ii) any Contract to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or its or any of their respective properties are bound or affected, except for any such defaults or violations that, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect or prevent or materially delay the transactions contemplated by this Agreement.

                  (j) Accounting and Tax Matters. As of the date hereof, Parent does not have any knowledge of any fact or circumstance relating to the Company or its affiliates that would prevent Parent from accounting for the business combination to be effected by the Merger as a "pooling of interests" or prevent the Merger and the other transactions contemplated by this Agreement from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

                  (k) Brokers and Finders. Neither Parent nor any of its Subsidiaries, officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Merger or the other transactions contemplated by this Agreement, the Stock Option Agreement or the Voting Agreement, except that Parent has employed Goldman, Sachs & Co. as its financial advisor.


                                   ARTICLE VI

                                    Covenants

                  6.1. Company Interim Operations. Except as set forth in the document entitled "Schedule 6.1" furnished to the Company by Parent prior to the execution and delivery of this Agreement, the Company covenants and agrees as to itself and its Subsidiaries that, after the date hereof and prior to the Effective Time (unless Parent shall otherwise consent in writing (such consent not to be unreasonably withheld or delayed) and except as otherwise expressly contemplated by this Agreement and the Stock Option Agreement):

                  (a) the business of it and its Subsidiaries shall be conducted, in all material respects, in the ordinary and usual course and, to the extent consistent therewith, it and its Subsidiaries shall use their respective commercially reasonable best efforts to preserve its business organization substantially intact and substantially maintain its existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, employees and business associates;

                  (b) it shall not (i) issue, sell, pledge, dispose of or encumber any capital stock owned by it in any of its Subsidiaries; (ii) amend its certificate or bylaws or amend, modify or terminate the Rights Agreement, except as set forth in Section 5.1(s) hereof; (iii) split, combine or reclassify its outstanding shares of capital stock; (iv) declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock, or
(v) repurchase, redeem or otherwise acquire, except in connection with the Stock Plans, or permit any of its Subsidiaries to purchase or otherwise acquire, any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock;

                  (c)  neither it nor any of its  Subsidiaries  shall (i) issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class or any Voting Debt or any other property or assets (other than (A) the issuance of Shares pursuant to options outstanding on the date of this Agreement under the Stock Plans, (B) the issuance of Shares pursuant to the exercise of Warrants set forth on Schedule 5.1(b), (C) the issuance of 12% Senior Convertible Notes upon exercise of Warrant Notes outstanding on the date of this Agreement, (D) the issuance of warrants for Shares upon redemption of Convertible Notes outstanding on the date of this Agreement and (E) the issuance of Shares upon conversion of Convertible Notes outstanding on the date of this Agreement; (ii) other than in the ordinary and usual course of business, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any other property or assets (including capital stock of any of its Subsidiaries) or incur or modify any material indebtedness or other liability; or (iii) make any commitments for, make or authorize any capital expenditures other than in the amounts set forth with respect to particular items in the Budget or, by any means, make any acquisition of, or investment in, assets or stock of any other Person or entity;

                  (d) Except as may be required by existing contractual commitments, existing corporate policy with respect to severance or termination pay or as required by applicable law, neither it nor any of its Subsidiaries shall (i) enter into any new agreements or commitments for any severance or termination pay to, or enter into employment or severance agreement with, any of its directors, officers or employees, or (ii) terminate, establish, adopt, enter into, make any new grants or awards under, amend or otherwise modify, any Compensation and Benefit Plans or increase or accelerate the salary, wage, bonus or other compensation of any employees, officers or directors (except for increases in salaries, wages and cash bonuses of nonexecutive employees made in the ordinary course of business consistent with past practice) or pay or agree to pay any pension, retirement allowance or other employee benefit not required by any existing Compensation and Benefit Plan;

                  (e) neither it nor any of its Subsidiaries shall settle or compromise any material claims or litigation or modify, amend or terminate any of its material Contracts or waive, release or assign any material rights or claims;

                  (f) neither it nor any of its Subsidiaries shall make any Tax election or permit any insurance policy naming it as a beneficiary or loss-payable payee to be canceled or terminated except in the ordinary and usual course of business;

                  (g) except as may be required as a result of a change in law or in generally accepted accounting principles, neither it nor any of its Subsidiaries shall change any of the accounting practices or principles used by it;

                  (h) neither it nor any of its Subsidiaries  shall adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization of the Company or any of its subsidiaries not constituting an inactive Subsidiary (other than the Merger);

                  (i) neither it nor any of its Subsidiaries shall knowingly take any action, or knowingly fail to take any action, that is reasonably likely to jeopardize the treatment of the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code or that would cause any of its representations and warranties herein to be or become untrue in any material respect;

                  (j) it shall not suffer or permit expenditures made or incurred by the Company and its Subsidiaries for any period to materially exceed the Projected Expenses for such period except for expenses incurred in connection with the transactions contemplated by this Agreement; and

                  (k) neither it nor any of its Subsidiaries will offer to, or enter into an agreement to, do any of the foregoing.

                  6.2. Conduct of Business of Parent. Parent covenants and agrees as to itself and its Subsidiaries that, after the date hereof and prior to the Effective Time (unless the Company shall otherwise consent in writing (such consent not to be unreasonably withheld or delayed) and except as otherwise expressly contemplated by this Agreement and the Stock Option Agreement):

                  (a) it shall not amend the terms of the Parent Common Stock;

                  (b) it shall not acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business of any corporation, partnership, joint venture, association or other business organization or division thereof, or otherwise acquire or agree to acquire, or dispose of or agree to dispose of, any assets of any person, which, in each case, could reasonably be expected to delay materially the consummation of, or increase materially the risk of non-consummation of, the transaction contemplated by this Agreement;

                  (c) except as may be required as a result of a change in law or in generally accepted accounting principles, it shall not change, in any material respect, any of the accounting practices or principles used by it;

                  (d) it shall not knowingly take any action that would result in a failure of Parent Common Stock to be listed on the NYSE;

                  (e) neither it nor any of its Subsidiaries shall knowingly take any action, or knowingly fail to take any action, that is reasonably likely to jeopardize the treatment of the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code or that would cause any of its representations and warranties herein to be or become untrue in any material respect; and

                  (f) neither it nor any of its Subsidiaries will offer to, or enter into any agreement to, do any of the foregoing.

                  6.3. Acquisition Proposals. The Company shall, and shall cause its nonstockholder affiliates and the officers, directors and employees of the Company and its subsidiaries to, and shall instruct its stockholder affiliates and the representatives and agents of the Company and its subsidiaries (including, without limitation, any investment banker, attorney or accountant retained by the Company or any of its subsidiaries) to, immediately cease and terminate any existing activities, discussions or negotiations, if any, with any parties conducted heretofore with respect to any acquisition or exchange of all or any material portion of the assets of, or more than 15% of the equity interest in, the Company or any of its Subsidiaries (by direct purchase from the Company, tender or exchange offer or otherwise) or any business combination, merger or similar transaction (including an exchange of stock or assets) with or involving the Company or any Subsidiary or division of the Company (an "Acquisition Transaction"), other than the Merger. Except as set forth in this
Section 6.2, the Company shall not, and shall cause its nonstockholder affiliates and the officers, directors and employees of the Company and its subsidiaries not to, and shall instruct its stockholder affiliates and the representatives and agents of the Company and its subsidiaries (including, without limitation, any investment banker, attorney or accountant retained by the Company or any of its subsidiaries) not to, directly or indirectly, knowingly encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information or data (other than the Company's standard public information package) to, any corporation, partnership, person or other entity or group (other than Parent and Merger Sub, any affiliate or associate of Parent and Merger Sub or any designees of Parent and Merger Sub) with respect to any inquiries or the making of any offer or proposal (including, without limitation, any offer or proposal to the stockholders of the Company) concerning an Acquisition Transaction (an "Acquisition Proposal") or otherwise knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that prior to the receipt of the Company Requisite Vote the Company may furnish information and access, but only in response to a request for information or access, to any person or entity making a bona fide written Acquisition Proposal to the board of directors of the Company after the date hereof which was not knowingly encouraged, solicited or initiated by the Company or any of its affiliates or any director, employee, representative or agent of the Company or any of its subsidiaries (including, without limitation, any investment banker, attorney or accountant retained by the Company or any of its subsidiaries) on or after the date hereof and may participate in discussions and negotiate with such person or entity concerning any such Acquisition Proposal and authorize the Company, subject to compliance with Section 8.3(a), to enter into a binding written agreement concerning a Superior Proposal (as defined below), if and only if, in any such case, (i) the board of directors of the Company determines in good faith, (A) taking into account the written, reasoned advice of outside counsel to the Company to the effect that failing to provide such information or access or to participate in such discussions or negotiations or so to authorize, as the case may be, is reasonably likely to constitute a breach of such board's fiduciary duties under applicable law, that failing to provide such information or access or to participate in such discussions or negotiations or to so authorize, as the case may be, would constitute a breach of such board's fiduciary duties under applicable law, and (B) taking into account the written advice of financial advisors to the Company to such effect, that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the person or entity making the proposal and would, if consummated, result in a transaction more favorable to the Company's stockholders from a financial point of view than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal as to which both of the determinations referred to in subclauses (A) and (B) of this clause (i) have been made being referred to in this Agreement as a "Superior Proposal"), and
(ii) the board of directors of the Company receives from the person or entity making such bona fide written Acquisition Proposal an executed confidentiality agreement the terms of which are (without regard to the terms of such Acquisition Proposal) (A) no less favorable to the Company, and (B) no less restrictive to the person or entity making such bona fide written Acquisition Proposal than those contained in the Confidentiality Agreement, dated as of May 21, 1999, referring to Parent as the "Recipient" (the "Company Confidentiality Agreement"), between the Company and Parent. Nothing in this Agreement shall prohibit the Board of Directors of the Company from, to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal. The Company will notify Parent within 36 hours if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with the Company and shall in such notice indicate the identity of the offeror and the terms and conditions of any such proposal and thereafter shall keep Parent informed, on a current basis, of the status and terms of such proposals and the status of such negotiations or discussions, providing copies to Parent of any Acquisition Proposals made in writing. The Company shall provide Parent with five days' advance notice of its intention to enter into any agreement with or to provide any information to any person or entity making any such inquiry or proposal. The Company agrees not to release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which the Company is a party. The Company will inform the individuals or entities referred to in the first sentence of this Section 6.3 of the obligations undertaken in this
Section 6.3. The Company also will promptly request each person or entity which has executed, within 36 months prior to the date of this Agreement, a confidentiality agreement in connection with its consideration of acquiring the Company to return or destroy all confidential information heretofore furnished to such person or entity by or on behalf of the Company.

                  6.4. Information Supplied. Each of the Company and Parent agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in (i) the Registration Statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (including the proxy statement and prospectus (the "Prospectus/Proxy Statement") constituting a part thereof) (the "Registration Statement") will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Prospectus/Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the times of the meetings of stockholders of the Company to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  6.5. Stockholders Meeting. The Company will take, in accordance with applicable law and its certificate of incorporation and bylaws, all action necessary to convene a meeting of holders of Shares (the "Stockholders Meeting") as promptly as reasonably practicable after the Registration Statement is declared effective to consider and vote upon the adoption of this Agreement. Subject to fiduciary obligations under the DGCL, the board of directors of the Company shall recommend such adoption and the Company shall use its reasonable best efforts to solicit such adoption.

                  6.6. Filings; Other Actions; Notification. (a) Parent and the Company shall promptly prepare and file with the SEC the Prospectus/Proxy Statement, and Parent shall prepare and file with the SEC the Registration Statement, as promptly as practicable. Parent and the Company shall use their commercially reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing, and promptly thereafter mail the Prospectus/Proxy Statement to the stockholders of the Company. Parent shall also use its commercially reasonable best efforts to obtain prior to the effective date of the Registration Statement all necessary state securities law or "blue sky" permits and approvals required in connection with the Merger and the consummation of the other transactions contemplated by this Agreement and the Stock Option Agreement and will pay all expenses incident thereto.

                  (b) The Company shall use its commercially reasonable best efforts to cause to be delivered to Parent and its directors a letter of its independent auditors, dated (i) the date on which the Registration Statement shall become effective and (ii) the third business day prior to the Effective Time, and addressed to Parent and its directors, in form and substance customary for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

                  (c) The Company and Parent shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective commercially reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement, the Stock Option Agreement, the Voting Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement, the Stock Option Agreement and the Voting Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings and other documents and to obtain as promptly as practicable all permits, consents, approvals and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement, the Stock Option Agreement and the Voting Agreement. In particular, the Company and Parent each agree to use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, such things as may be necessary under federal or state securities laws or the HSR Act or Foreign Merger Laws (as hereinafter defined) applicable to or necessary for, and will file as soon as reasonably practicable and, if appropriate, use commercially reasonable efforts to have declared effective or approved, all documents and notifications with the SEC and other governmental or regulatory bodies (including, without limitation, the FDA and equivalent foreign regulatory bodies, and other foreign regulatory bodies that administer Foreign Merger Laws, and any foreign labor councils or bodies as may be required) that they deem necessary or appropriate for, the consummation of the Merger or any of the other transactions contemplated hereby, and each party shall give the other information reasonably requested by such other party pertaining to it and its subsidiaries and affiliates to enable such other party to take such actions. Although the parties do not anticipate any legislative, administrative or judicial objection to the consummation of the Merger or any of the transactions contemplated by this Agreement, each of the Company, Parent and Merger Sub agrees to use commercially reasonable efforts to contest and resist any action, including legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that is in effect and that restricts, prevents or prohibits the consummation of the Merger or any of the other transactions contemplated by this Agreement, including, without limitation, by pursuing available avenues of administrative and judicial appeal. Each of the Company, Parent and Merger Sub also agrees to use commercially reasonable efforts to take any and all actions necessary to avoid or eliminate each and every impediment under any antitrust law that may be asserted by any governmental antitrust authority or any other party so as to enable the parties to close by the date specified in Section 8.2(i) the transactions contemplated hereby; provided, however, that nothing in this Section 6.6 shall require, or be construed to require, Parent to proffer to, or agree to, sell or hold separate and agree to sell, before or after the Effective Time, any assets, businesses, or interest in any assets or businesses of Parent, the Company or any of their respective affiliates (or to consent to any sale, or agreement to sell, by the Company of any of its assets or businesses) or to agree to any material changes or restriction in the operations of any such assets or businesses; and provided, further, that nothing in this Section 6.6 shall require, or be construed to require, a proffer or agreement that would, in the good faith judgment of Parent, be reasonably likely to have a significant adverse effect on the benefits to Parent of the transactions contemplated by this Agreement. Subject to applicable Laws relating to the exchange of information, Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement, the Stock Option Agreement and the Voting Agreement. In exercising the foregoing right, each of the Company and Parent shall act reasonably and as promptly as practicable.

                  (d) The Company and Parent  each  shall,  upon  request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Prospectus/Proxy Statement, the Registration Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement, the Stock Option Agreement and the Voting Agreement.

                  (e) The Company and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notice or other communications received by Parent or the Company, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement, the Stock Option Agreement and the Voting Agreement. The Company and Parent each shall give prompt notice to the other of any change that has resulted in or is reasonably likely to result in a Company Material Adverse Effect or Parent Material Adverse Effect, respectively.

                  (f) Parent shall notify the Company promptly (i) of the receipt of the comments of the SEC, (ii) of any request by the SEC for amendments or supplements to the Registration Statement, (iii) of the time when the Registration Statement has become effective or any supplement or amendment has been filed, or the issuance of any stop order and (iv) of the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, and shall supply the Company with copies of all correspondence with the SEC with respect to the Registration Statement.

                  (g) If at any time prior to the Effective Time, any event or circumstance relating to the Company, any Subsidiary, or the Company's or any Subsidiary's officers or directors should occur and be discovered by the Company that is required to be described in an amendment or supplement to the definitive Proxy Statement/Prospectus or the Registration Statement, the Company shall promptly inform Parent. If at any time prior to the Effective Time, any event or circumstance relating to Parent or any of its subsidiaries or their respective officers or directors should occur and be discovered by Parent that is required to be described in an amendment or supplement to the definitive Proxy Statement/Prospectus or the Registration Statement, Parent shall promptly inform the Company. Whenever any event occurs that should be described in an amendment of, or supplement to, the definitive Proxy Statement/Prospectus or the Registration Statement, the Company or Parent, as the case may be, shall, upon learning of such event, promptly notify the other and consult and cooperate with the other in connection with the preparation of a mutually acceptable amendment or supplement. The parties shall promptly file such amendment or supplement with the SEC and mail such amendment or supplement as soon as practicable after it is cleared by the SEC. No amendment or supplement to the Proxy Statement/Prospectus or the Registration Statement will be made by Parent or the Company without the approval of the other party (such approval not to be unreasonably withheld or delayed).

                  (h) The Company will use its commercially reasonable best efforts to obtain, as soon as practicable prior to the Effective Time, the consents and waivers required under the Contracts listed in Schedule 5.1(d)(ii) in connection with the consummation of the transactions contemplated by this Agreement and the Stock Option Agreement.

                  (i) The Company will periodically provide Parent with current draft versions of any filings to be made by the Company subsequent to the date hereof pursuant to the Securities Act or the Exchange Act, including any documents incorporated therein by reference, promptly after preparation of such draft.

                  6.7. Taxation and Accounting. (a) At or prior to the filing of the Registration Statement and at or prior to the Closing, the Company and Parent shall execute and deliver to Cooley Godward LLP and to Sullivan & Cromwell tax representation letters reasonably satisfactory to such counsel setting forth customary representations which may be relied upon by such counsel in rendering any opinions contemplated by this Agreement. Parent shall use commercially reasonable efforts to cause Sullivan & Cromwell to deliver to Parent a legal opinion, satisfying the requirements of Item 601 of Regulation S-K promulgated under the Securities Act and dated as of a date that is no more than two business days prior to the date of filing of the Registration Statement, to the effect that the Merger will constitute a reorganization within the meaning of
Section 368(a) of the Code, based in part on the tax representation letters described in this Section 6.7(a). The Company shall use commercially reasonable efforts to cause Cooley Godward LLP to deliver to the Company a legal opinion, satisfying the requirements of Item 601 of Regulation S-K promulgated under the Securities Act and dated as of a date that is no more than two business days prior to the date of filing of the Registration Statement, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, based in part on the tax representation letters described in this
Section 6.7(a).

                  (b) Parent shall cooperate with the Company and the Company shall use reasonable best efforts to cause to be delivered to Parent and the Company, a letter from Ernst & Young LLP addressed to the Company, as of the Closing Date, stating that based upon discussions with officials of the Company responsible for financial and accounting matters, and information furnished to Ernst & Young LLP to the date of its letter, Ernst & Young LLP concurs with the Company's management's conclusion that, as of the date of its letter, no conditions exist related to the Company that would preclude Parent's accounting for the Merger as a pooling of interests.

                  (c) The Company shall cooperate with Parent and Parent shall use reasonable best efforts to cause to be delivered to Parent, a letter from PricewaterhouseCoopers LLP addressed to Parent, dated as of the Closing Date, confirming as of the Closing Date that, based upon discussions with officials of Parent responsible for financial and accounting matters and the letter provided by Ernst & Young LLP to the Company, PricewaterhouseCoopers LLP concurs with Parent management's conclusions that the Merger will qualify as a pooling of interests transaction under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations.

                  6.8. Access. Upon reasonable notice, and except as may otherwise be required by applicable law, each of the Company and Parent shall (and shall cause its Subsidiaries to) afford the other's officers, employees, counsel, accountants and other authorized representatives ("Representatives") access, during normal business hours throughout the period prior to the Effective Time, to its properties, books, contracts, records, personnel and advisors and, during such period, each shall (and shall cause its Subsidiaries to) furnish promptly to the other all documents, data and information concerning its business, properties (tangible and intangible) and personnel as may reasonably be requested. The Company and Parent shall provide access to the information described above regardless of whether or not such documents, data and information are or may be covered by the attorney-client privilege, lawyer's work product privilege or other privileges against disclosure, as the parties have concluded that such disclosure shall not constitute a waiver of the attorney-client or any other privilege due to the substantially identical interest of the Company and Parent with respect to such information. No investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by the Company, Parent or Merger Sub. No provision of this Agreement shall require the Company or Parent to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company or the Parent, as the case may be, would result in the disclosure of any trade secrets of third parties or violate any of its obligations to third parties with respect to confidentiality if the Company or Parent, as the case may be, shall have used reasonable efforts to obtain the consent of such third party to such inspection or disclosure. All requests for information made pursuant to this Section shall be directed to an executive officer of the Company or Parent, as the case may be, or such Person as may be designated by either of its officers. All such information shall be subject to the Company Confidentiality Agreement and the Confidentiality Agreement, dated as of May 21, 1999, referring to the Company as the Recipient (the "Parent Confidentiality Agreement"), between the Company and Parent, as the case may be.

                  6.9. Affiliates. (i) Prior to the Effective Time, Parent shall deliver to the Company a list of names and addresses of those Persons who are, in the opinion of Parent, as of the time of the Stockholders Meeting referred to in Section 6.5, "affiliates" of the Company within the meaning of Rule 145 under the Securities Act and for the purposes of applicable interpretations regarding the pooling of interests method of accounting. The Company shall provide to Parent such information and documents as Parent shall reasonably request for purposes of such list. There shall be added to such list the names and addresses of any other Person the Company later identifies as an affiliate of the Company or Parent reasonably identifies (by written notice to the Company within ten business days after the Company's receipt of such list) as being a Person who may be deemed to be such an affiliate of the Company; provided, however, that no such Person identified by Parent shall be added to the list of affiliates of the Company if Parent shall receive from the Company, on or before the date of the Stockholders Meeting, an opinion of counsel reasonably satisfactory to Parent to the effect that such Person is not an affiliate. The Company shall use reasonable efforts to deliver or cause to be delivered to Parent, prior to the date of the Stockholders Meeting, (i) from each of such affiliates of the Company identified in the foregoing list (as the same may be supplemented as aforesaid), other than AstraZeneca plc, a letter dated as of the Closing Date substantially in the form attached as Exhibit A-1 (the "Company Affiliates Letter"), and (ii) from AstraZeneca plc a letter dated as of the Closing Date substantially in the form attached as Exhibit AZ-1 (the "AstraZeneca Affiliate Letter").

                  (ii) Parent shall use reasonable efforts to obtain from each of those Persons who are, in the opinion of Parent, "affiliates" of Parent within the meaning of Rule 145 under the Securities Act and for the purposes of applicable interpretations regarding the pooling of interests method of accounting a letter dated as of the Closing Date substantially in the form attached as Exhibit A-2 (the "Pooling Affiliates Letter").

                  (iii) If the Merger would otherwise qualify for pooling of interests accounting treatment, shares of Parent Common Stock issued to such affiliates of the Company in exchange for Shares shall not be transferable until such time as financial results covering at least 30 days of combined operations of Parent and the Company have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section, except to the extent permitted by, and in accordance with, Accounting Series Release 135 and Staff Accounting Bulletins 65 and 76. Any Shares held by such affiliates shall not be transferable, regardless of whether each such affiliate has provided the written agreement referred to in this Section, if such transfer, either alone or in the aggregate with other transfers by affiliates, would preclude Parent's ability to account for the business combination to be effected by the Merger as a pooling of interests. The Company shall not register the transfer of any Certificate, unless such transfer is made in compliance with the foregoing.

                  6.10. Listing; De-registration. Parent shall use its best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the NYSE subject to official notice of issuance, prior to the Closing Date. The Company shall use its best efforts to cause the Shares to be de-registered from the Nasdaq National Market and de-registered under the Exchange Act as soon as practicable following the Effective Time.

                  6.11. Publicity. Parent shall control and coordinate the press relations and publicity activities of the parties in connection with the Merger. The Company shall consult with Parent with respect to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement, the Voting Agreement and the Stock Option Agreement and will not issue any press releases or otherwise make any public announcements with respect thereto without Parent's prior consent (which consent shall not be unreasonably withheld), except as may be required by law or pursuant to the Company's listing agreement with or rules of the Nasdaq National Market.

                  6.12. Benefits.

                  (a) Stock Options.

                  (i) At the Effective Time, each outstanding Company Option under the Stock Plans, whether vested or unvested, shall be deemed to constitute an option to acquire

(a "New Parent Option"), on the same terms and conditions as were applicable under such Company Option, the same number of shares of Parent Common Stock (rounded to the nearest whole number) as the holder of such Company Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time, at an exercise price per share (rounded to the nearest whole cent) equal to (y) the aggregate exercise price for the Shares otherwise purchasable pursuant to such Company Option divided by (z) the number of full shares of Parent Common Stock deemed purchasable pursuant to such Company Option in accordance with the foregoing; provided, however, that in the case of any Company Option to which Section 422 of the Code applies, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code. At or prior to the Effective Time, the Company shall take all necessary actions to permit the assumption of the unexercised Company Options by Parent pursuant to this Section.

                  (ii) Effective at the Effective Time, Parent shall assume, as a New Parent Option, each outstanding Company Option in accordance with this Section and with the terms of the Stock Plan under which it was issued and the stock option agreement by which it is evidenced. Not later than ten calendar days after the Closing Date, Parent shall file a registration statement under the Securities Act of 1933 on Form S-8, or other appropriate form, covering shares of Parent Common Stock subject to such New Parent Options.

                  (b) Employee Benefits. Parent agrees that during the period commencing at the Effective Time and ending on the first anniversary thereof, the Employees will continue to be provided with benefits under employee benefit plans (other than stock options or other plans involving the issuance of securities of the Company or Parent) which in the aggregate are substantially comparable to those currently provided by the Company to such Employees; provided, however, that Employees covered by collective bargaining agreements need not be provided with such benefits. Parent will cause each employee benefit plan of Parent in which Employees are eligible to participate to take into account for purposes of eligibility and vesting thereunder the service of such Employees with the Company as if such service were with Parent, to the same extent that such service was credited under a comparable plan of the Company. Parent will, and will cause the Surviving Corporation to, honor in accordance with their terms (i) all employee benefit obligations to current and former Employees accrued as of the Effective Time and
(ii) to the extent set forth on Schedule 5.1(h)(i), all employee severance plans in existence on the date hereof and all employment or severance agreements entered into prior to the date hereof.

                  6.13. Expenses. The Surviving Corporation shall pay all charges and expenses, including those of the Exchange Agent, in connection with the transactions contemplated in Article IV, and Parent shall reimburse the Surviving Corporation for such charges and expenses. Except as otherwise provided in Section 8.5(b), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement, the Stock Option Agreement, the Voting Agreement and the Merger and the other transactions contemplated by this Agreement, the Stock Option Agreement and the Voting Agreement shall be paid by the party incurring such expense.

                  6.14. Indemnification; Directors' and Officers' Insurance. (a) From and after the Effective Time, Parent agrees that it will indemnify, defend and hold harmless each individual entitled to indemnification as of the Effective Time under the Company's certificate of incorporation and bylaws as in effect on the date of this Agreement (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time (including transactions contemplated by this Agreement), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under the DGCL and its certificate of incorporation, bylaws and other agreements (including the Indemnification Agreements referred to below) in effect on the date hereof to indemnify such Person (and Parent shall also advance expenses as incurred to the fullest extent permitted under applicable law, provided the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification).

                  (b) From and after the Effective Time, Parent will cause the Surviving Corporation to fulfill and honor in all respects the obligations of the Company pursuant to each indemnification agreement listed in Schedule 6.14(b).

                  (c) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 6.14, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent thereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Parent or the Surviving Corporation shall have the right to assume the defense thereof and Parent shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof unless there is a conflict of interest between the Indemnified Parties and Parent, in which event Parent shall be liable to the Indemnified Parties for the fees and expenses of not more than one firm of counsel, (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) Parent shall not be liable for any settlement effected without its prior written consent and no Indemnified Party shall be liable for any settlement effected without its prior written consent unless such settlement includes a complete release of claims against such Indemnified Party; and provided, further, that Parent shall not have any obligation hereunder to any Indemnified Party if and when a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

                  (d) Notwithstanding any contrary provision of this Agreement, prior to the Effective Time, the Company may purchase insurance coverage extending for a period of six years the Company's directors' and officers' liability insurance coverage in effect as of the date hereof (covering past or future claims with respect to periods prior to and including the Effective
Time); provided that the aggregate premium payable for such insurance shall not exceed 175% of the last annual premium paid for such coverage prior to the date hereof.

                  (e) If the Surviving Corporation or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume all of the obligations set forth in this Section.

                  (f) The provisions of this Section shall survive the consummation of the Merger at the Effective Time, are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties as intended third party beneficiaries and their heirs and estates and shall be binding on all successors and assigns of Parent and the Surviving Corporation.

                  6.15. Other Actions by the Company and Parent.

                  (a) Rights. Prior to the Effective Time, the board of directors of the Company shall take all necessary action to ensure that the representation and warranty in Section 5.1(s) is accurate.

                  (b) Antitakeover Statutes. If any Antitakeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, the Stock Option Agreement, or the Voting Agreement, each of Parent and the Company and its board of directors shall grant such approvals and take such lawful actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement, the Stock Option Agreement or the Voting Agreement or by the Merger and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

                  6.16. Convertible Notes and Warrants. Prior to the Effective Time, the Company and Parent shall take all action necessary to provide that on and after the Effective Time the Convertible Notes and Warrants (including the Note Warrants) will be convertible only into the Merger Consideration, subject to any holder's right to hold securities through maturity.

                  6.17. Funding Mechanism. Parent and the Company agree as follows.

                  (a) Parent agrees to cause one of its wholly owned subsidiaries (the "Lender") to make available as a loan to the Company, subject to the provisions of Sections 6.17(b) through (e), (i) $15,000,000 (or such lesser amount as the Company elects to borrow) on September 1, 1999 (the "First Loan"), (ii) an additional $10,000,000 (or such lesser amount as the Company elects to borrow) on November 1, 1999 (the "Second Loan"), and (iii) an additional $10,000,000 (or such lesser amount as the Company elects to borrow) on December 31, 1999 (the "Third Loan" and, collectively with the First Loan and the Second Loan, the "Loans" and each such date, with respect to the Loan to be made on such date, the "Funding Date" for such Loan).

                  (b) The Lender shall not be obligated to make any Loan if, on or prior to the Funding Date for such Loan, there has been a material breach by the Company of any covenant or agreement of the Company contained in this Agreement (a "Breach").

                  (c) The Lender shall not be obligated to make the Second Loan or the Third Loan if, on or prior to the Funding Date for any such Loan:

                             (i) The Stockholders Meeting (as defined in the Merger Agreement) shall have been convened and the adoption referred to in Section 7.1(a) shall not have been obtained thereat or at any adjournment or postponement thereof (a "Vote Failure"), or

                             (ii)  The  Company  shall  have   terminated   this
         Agreement, other than pursuant to Section 8.2(i), 8.2(iii) or 8.3(b) thereof (a "Company Termination").

                  (d) Unless the Lender and the Company agree otherwise, each Loan will mature on a date (which date shall not be later than the fifth anniversary of the Funding Date for such Loan) determined in accordance with
Section 6.17(e). The maturity date of each Loan will accelerate to the first anniversary of the Funding Date for such Loan in the event of a Breach, a Vote Failure or a Company Termination.

                  (e) The parties agree that the terms and conditions of, and the definitive documentation concerning the Loans (the "Terms") shall be reasonable and customary in light of the Company's creditworthiness, business prospects and industry. Parent and the Company agree to negotiate in good faith concerning the Terms and the consents, waivers and approvals necessary or appropriate in connection with the funding of the Loans on and subject to the Terms (such consents, waivers and approvals, the "Waivers").

                  (f) The Terms and Waivers will be determined, if possible, by the mutual agreement of Parent and the Company. If Parent and the Company are unable to reach such an agreement by July 15, 1999, Parent and the Company shall jointly designate an individual or entity to determine no later than August 15, 1999 the Terms and Waivers after due consideration of this Section 6.17 and any submissions the Company and Parent choose to make to such individual or entity, and the decision of such person or entity shall be final and binding upon the parties. If Parent and the Company are unable to mutually agree on an individual or entity by July 15, 1999, each shall choose an investment banking firm (other than Goldman, Sachs & Co. and Lehman Brothers Inc.) and the two firms so chosen shall select an individual or entity which shall determine the Terms and Waivers, which determination shall be final and binding on the parties. If either Parent or the Company fails to select an investment banking firm within five calendar days of receipt of a notice specifying such failure from such other party, such other party may select an individual or entity which shall determine the Terms and Waivers, which determination shall be final and binding on the parties.


                                   ARTICLE VII

                                   Conditions

                  7.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

                  (a) Stockholder Approval. This Agreement shall have been duly adopted by holders of Shares constituting the Company Requisite Vote.

                  (b) Regulatory Consents. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

                  (c) Litigation. No court or Governmental Entity of competent jurisdiction shall have enacted, issued, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the transactions contemplated by this Agreement (collectively, an "Order"), and no Governmental Entity shall have instituted any proceeding seeking any such Order.

                  (d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or be threatened overtly by the SEC.

                  7.2. Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent prior to the Effective Time of the following conditions:

                  (a) Representations and Warranties. (i) The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement, and (ii) the representations and warranties of the Company set forth in Sections 5.1(b), (c) and (j) shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date, and (iii) the representations and warranties of the Company set forth in this Agreement (other than the representations and warranties of the Company set forth in Sections 5.1(b), (c) and (j)), considered without regard to any qualification by, or references to, "material," "in all material respects" or "Company Material Adverse Effect," shall be true and correct as of the Closing Date as though made on the Closing Date, except for such failures of such representations and warranties to be true and correct as do not arise from events, occurrences or matters that, individually and in the aggregate, have not had and are not reasonably likely to have a Company Material Adverse Effect, and (iv) Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and chief financial officer of the Company to the effect of the foregoing.

                  (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement and the Stock Option Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and chief financial officer of the Company to such effect.

                  (c) Regulatory Consents. Other than the filing provided for in
Section 1.3, all filings required to be made prior to the Effective Time by the Company or any of its Subsidiaries, with, and all consents, approvals and authorizations required to be obtained prior to the Effective Time by, the Company or any of its Subsidiaries from, any Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company shall have been made or obtained (as the case may be), except where the failure to so make or obtain will not result in either a Company Material Adverse Effect or a Parent Material Adverse Effect or have a significant adverse effect on the benefits to Parent of the transactions contemplated by this Agreement.

                  (d) Consents Under Agreements. The Company shall have obtained the consent or approval of each Person whose consent or approval shall be required under each Contract to which the Company or any of its Subsidiaries is a party, except those for which the failure to obtain such consent or approval, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect, is not reasonably likely to materially adversely affect the ability of the Company to consummate the transactions contemplated by this Agreement and is not reasonably likely to impair the ability of the Parent or any of their respective affiliates, following consummation of the Merger, to conduct any material business or operations in any jurisdiction where they are now being conducted.

                  (e) Tax Opinion. Parent shall have received the opinion of Sullivan & Cromwell, counsel to Parent, dated the Closing Date, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of Parent, Merger Sub and the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, such counsel may rely on customary factual representations furnished by the Company, Parent and Merger Sub.

                  (f) Rights Agreement. All necessary action shall have been taken to ensure that neither the entering into of this Agreement nor the consummation of the Merger will cause the preferred stock purchase rights issued pursuant to the Rights Agreement to become exercisable, cause Parent to become an Acquiring Person (as such term is defined in the Rights Agreement), or give rise to a Distribution Date or a Shares Acquisition Date (as such terms are defined in the Rights Agreement).

                  (g) Affiliates Letters. Parent shall have received a Company Affiliates Letter from each Person identified as an affiliate of the Company pursuant to Section 6.9(i) (other than AstraZeneca plc) and shall have received the AstraZeneca Affiliates Letter from AstraZeneca plc.

                  (h) Accountants' Letters. Parent shall have received the letters described in Sections 6.7(b) and 6.7(c), unless the failure of Parent to receive the letter described in Section 6.7(c) has been proximately caused by Parent's failure to issue or sell shares of Parent Common Stock.

                  7.3. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company prior to the Effective Time of the following conditions:

                  (a) Representations and Warranties. (i) The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement, and
(ii) the representations and warranties of Parent and Merger Sub set forth in Sections 5.2(c) and (d) shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date, and (iii) the representations and warranties of Parent and Merger Sub set forth in this Agreement (other than the representations and warranties of the Company set forth in Sections 5.2(c) and (d)), considered without regard to any qualification by, or reference to, "material," "in all material respects" or "Parent Material Adverse Effect," shall be true and correct as of the Closing Date as though made on the Closing Date, except for such failures of such representations and warranties to be true and correct as do not arise from events, occurrences or matters that, individually and in the aggregate, have not had and are not reasonably likely to have a Parent Material Adverse Effect, and (iv) the Company shall have received a certificate signed on behalf of Parent by the chief executive officer and chief financial officer of Parent to the effect of the foregoing.

                  (b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement and the Stock Option Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer and chief financial officer of Parent to such effect.

                  (c) Regulatory Consents. All filings required to be made prior to the Effective Time by Parent or any of its Subsidiaries, with, and all consents, approvals and authorizations required to be obtained prior to the Effective Time by, Parent or any of its Subsidiaries from, any Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Parent and Merger Sub shall have been made or obtained (as the case may be), except where the failure to so make or obtain will not result in either a Company Material Adverse Effect or a Parent Material Adverse Effect.

                  (d) Tax Opinion. The Company shall have received the opinion of Cooley Godward LLP, counsel to the Company, dated the Closing Date, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of Parent, Merger Sub and the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, such counsel may rely on customary factual representations furnished by the Company, Parent and Merger Sub.

                  (e) NYSE Listing. The shares of Parent Common Stock to be delivered pursuant to the Merger shall have been duly authorized for listing on the NYSE, subject to official notice of issuance.

                  (f) Accountants' Letters. The Company shall have received the letter described in Section 6.7(b).


                                  ARTICLE VIII

                                   Termination

                  8.1. Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by stockholders of the Company referred to in Section 7.1(a), by mutual written consent of the Company, Parent and Merger Sub, by action of their respective boards of directors.

                  8.2. Termination by Either Parent or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the board of directors of either Parent or the Company if (i) the Merger shall not have been consummated by November 30, 1999, whether such date is before or after the date of approval by the stockholders of the Company referred to in Section 7.1(a); provided, however, that if a request for additional information is received from the United States Federal Trade Commission or the Antitrust Division of the United States Department of Justice pursuant to the HSR Act or additional information is requested by a governmental authority (a "Foreign Authority") pursuant to the antitrust, competition, foreign investment, or similar laws or any foreign countries or supranational commissions or boards that require pre-merger notifications or filings with respect to the Merger (collectively, "Foreign Merger Laws"), then such date shall be extended to the 30th day following certification by Parent and/or the Company, as applicable, that Parent and/or the Company, as applicable, have substantially complied with such request, but in any event not later than January 31, 2000, (ii) the Stockholders Meeting shall have been convened and the adoption referred to in Section 7.1(a) shall not have been obtained thereat or at any adjournment or postponement thereof, or (iii) any Order permanently restraining, enjoining or otherwise prohibiting the Merger shall become final and non-appealable (whether before or after the adoption referred to in Section 7.1(a)); provided that the right to terminate this Agreement pursuant to clause (i) above shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have been the proximate cause of, or resulted in, the failure to consummate the Merger by the date referred to in clause (i) of this Section 8.2 and, provided, further, that the right to terminate this Agreement pursuant to clause (iii) above shall not be available to any party that has breached its covenant to use commercially reasonable best efforts to prevent such Order from being issued and to use commercially reasonable best efforts to cause such Order to be lifted.

                  8.3. Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by stockholders of the Company referred to in Section 7.1(a), by action of the board of directors of the
Company:

                  (a) If (i) the Company is not in material breach of any of the terms of this Agreement, (ii) the board of directors of the Company authorizes the Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a Superior Proposal and the Company notifies Parent in writing, that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice, and (iii) Parent does not make, within five calendar days of receipt of the Company's written notification of its intention to enter into such an agreement, an offer that is at least as favorable, from a financial point of view, to the stockholders of the Company as the Superior Proposal. The Company agrees (x) that it will not enter into a binding agreement referred to in clause (ii) of the previous sentence until at least the sixth calendar day after it has provided the written notice to Parent required thereby and (y) to notify Parent promptly if its intention to enter into a written agreement referred to in such notice shall change at any time after giving such notification.

                  (b) If there has been a material breach by Parent or Merger Sub of any representation, warranty, covenant or agreement of Parent or Merger Sub contained in this Agreement such that the conditions in Section 7.3(a) or (b) will not be satisfied (a "Terminating Parent Breach"); provided, however, that, if such Terminating Parent Breach is curable by Parent through the exercise of reasonable best efforts and such cure is reasonably likely to be completed prior to the applicable date specified in Section 8.2(i), then for so long as Parent continues to exercise reasonable best efforts to cure such Terminating Parent Breach, the Company may not terminate this Agreement under this Section 8.3(b).

                  8.4. Termination by Parent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the board of directors of Parent:

                  (a) If the board of directors of the Company shall have withdrawn or adversely modified its approval or recommendation of this Agreement or failed to reconfirm its recommendation of this Agreement within five calendar days after a written request by Parent to do so.

                  (b) There has been a material breach by the Company of any representation, warranty, covenant or agreement of the Company contained in this Agreement such that the conditions in Section 7.2(a) or (b) will not be satisfied (a "Terminating Company Breach"); provided, however, that, if such Terminating Company Breach is curable by the Company through the exercise of reasonable best efforts and such cure is reasonably likely to be completed prior to the applicable date specified in Section 8.2(i), then for so long as the Company continues to exercise reasonable best efforts, Parent may not terminate this Agreement under this Section 8.4(b).

                  8.5. Effect of Termination and Abandonment. (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, this Agreement (other than as set forth in Section 9.1) shall become void and of no effect with no liability of any party hereto (or any of its directors, officers, employees, agents, legal and financial advisors or other representa tives) except pursuant to Section 6.13, Section 6.17, Section
8.5 and Article IX; provided, however, that except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any willful breach of this Agreement.

                  (b) In the event that (i) (A) a bona fide Acquisition Proposal shall have been made to the Company or any of its Subsidiaries or any of its stockholders or any Person shall have announced an intention (whether or not conditional) to make an Acquisition Proposal with respect to the Company or any of its Subsidiaries, and on or following the date of this Agreement but prior to the date of the Stockholders Meeting such Acquisition Proposal, announcement or intention is or becomes publicly known, and (B) on or following the date of this Agreement and prior to the time such Acquisition Proposal, announcement or intention is or becomes publicly known, the occurrence of a Parent Material Adverse Effect shall not have become publicly known, and (C) on or following the date on which such Acquisition Proposal, announcement or intention is or becomes publicly known, this Agreement is terminated by either Parent or the Company pursuant to Section 8.2(ii), or (ii) this Agreement is terminated (x) by the Company pursuant to Section 8.3(a) or (y) by Parent pursuant to Section 8.4(a), then, subject to Section 8.5(c), the Company (p) shall promptly, but in no event later than two days after the date of such termination (except as otherwise provided in the proviso to this sentence), pay Parent a termination fee of $16,900,000 payable by wire transfer of same day funds, and (q) shall promptly, but in no event later than two calendar days after being notified of such by Parent, pay all of the charges and expenses incurred by Parent or Merger Sub in connection with this Agreement, the Stock Option Agreement and the Voting Agreement and the transactions contemplated by this Agreement, the Stock Option Agreement and the Voting Agreement, up to a maximum of $5,000,000; provided, however, that no termination fee shall be payable to Parent by reason of Section 8.5(b)(i) or a termination of this Agreement pursuant to Section 8.3(a) unless and until (I) any person or entity (other than Parent) (an "Acquiring Party") has acquired, by purchase, merger, consolidation, sale, assignment, lease, transfer or otherwise, in one transaction or any related series of transactions within 18 months of such termination, a majority of the voting power of the outstanding securities of the Company or (II) there has been consummated a merger, consolidation or similar business combination between the Company and an Acquiring Party or an affiliate thereof as a result of which the stockholders of the Company immediately prior to the transaction do not own at least 75% of the surviving entity. The Company acknowledges that the agreements contained in this
Section 8.5(b) are an integral part of the transactions con-templated by this Agreement, and that, without these agreements, Parent and Merger Sub would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to this Section 8.5(b), and, in order to obtain such payment, Parent or Merger Sub commences a suit which results in a judgment against the Company for the fee set forth in this paragraph (b), the Company shall pay to Parent or Merger Sub its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

                  (c) Parent agrees that the payment provided for in Section 8.5(b) shall be the sole and exclusive remedy of Parent upon termination of this Agreement pursuant to Section 8.3(a) or 8.4(a) or (c), as the case may be, and such remedy shall be limited to the aggregate of the sums stipulated in such
Section 8.5(b); provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement. In no event shall the Company be required to pay to Parent more than one termination fee pursuant to
Section 8.5(b)(p). Notwithstanding any other provision of this Agreement or the Stock Option Agreement, any termination fee required to be paid to Parent pursuant to Section 8.5(b)(p) shall be reduced (but not below zero) to the extent necessary so that the sum of the portion of any termination fee actually paid to Parent, the aggregate of all Cancellation Amounts (as defined in the Stock Option Agreement) paid to Parent pursuant to the Stock Option Agreement and the proceeds actually received by Parent as the result of selling Shares to a third party which acquires more than 50% of the Company's outstanding voting securities (other than the Company or any of its affiliates) shall not exceed $21,900,000. In no event shall (i) the sum of the portion of any termination fee actually paid to Parent and the cash proceeds actually received by Parent as the result of selling Shares to a third party which acquires more than 50% of the Company's outstanding voting securities (other than the Company or any of its affiliates) exceed $21,900,000, or (ii) the sum of the portion of any termination fee actually paid to Parent, the aggregate Cancellation Amounts paid to parent pursuant to the Stock Option Agreement and the cash proceeds actually received by parent as the result of selling Shares to a third party which acquires more than 50% of the Company' outstanding voting securities (other than the Company or any of its affiliates) exceed $21,900,000.


                                   ARTICLE IX

                            Miscellaneous and General

                  9.1. Survival. This Article IX and the agreements of the Company, Parent and Merger Sub contained in Articles I, II, III and IV and Sections 6.7 (Taxation and Accounting), 6.12 (Benefits), 6.13 (Expenses), 6.14 and (Indemnification; Directors' and Officers' Insurance) shall survive the consummation of the Merger. This Article IX and the agreements of the Company, Parent and Merger Sub contained in Section 6.13 (Expenses), Section 6.17 (Funding Mechanism) and Section 8.5 (Effect of Termination and Abandonment) shall survive the termination of this Agreement. All other representations, warranties, agreements and covenants in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

                  9.2. Modification or Amendment. Subject to the provisions of applicable law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

                  9.3. Waiver of Conditions. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

                  9.4. Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

                  9.5. GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the Borough of Manhattan, The City of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement, the Stock Option Agreement and the Voting Agreement and of the documents referred to in this Agreement, the Stock Option Agreement and the Voting Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement, the Stock Option Agreement or the Voting Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.6 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

                  (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT, THE STOCK OPTION AGREEMENT OR THE VOTING AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE STOCK OPTION AGREEMENT OR THE VOTING AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR THE STOCK OPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

                  9.6. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile:

                  if to Parent or Merger Sub

                  Richard T. Collier
                  Pharmacia & Upjohn, Inc.
                  95 Corporate Drive
                  Bridgewater, New Jersey 08807
                  fax: (908) 306-4489

                  with copies to:

                  Neil T. Anderson
                  Matthew G. Hurd
                  Martin J. Travers
                  Sullivan & Cromwell
                  125 Broad Street
                  New York, NY 10004
                  fax:  (212) 558-3588

                  if to the Company

                  Bruce E. MacMillan
                  SUGEN, Inc.
                  230 East Grand Avenue
                  South San Francisco, CA 94080
                  fax: (650) 553-8342

                  with  copies to:

                  Alan C. Mendelson
                  Suzanne Sawochka Hooper
                  Gianna M. Bosko
                  Cooley Godward LLP
                  5 Palo Alto Square
                  3000 El Camino Real
                  Palo Alto, California 94306
                  fax:  (650) 857-0663

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

                  9.7. Entire Agreement. This Agreement (including any exhibits and schedules hereto), the Stock Option Agreement, the Company Confidentiality Agreement and the Parent Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

                  9.8.  No Third  Party  Beneficiaries.  Except as  provided  in
Section 6.14 (Indemnification; Directors' and Officers' Insurance), this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

                  9.9. Obligations of Parent and of the Company. Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

                  9.10. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

                  9.11. Specific Performance. The parties hereto each acknowledge that, in view of the uniqueness of the subject matter hereof, the parties hereto would not have an adequate remedy at law for money damages if this Agreement were not performed in accordance with its terms, and therefore agree that the parties hereto shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the parties hereto may be entitled at law or in equity.

                  9.12. Interpretation. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, Schedule or Exhibit, such reference shall be to a Section of or Schedule or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                  9.13. Assignment. This Agreement shall not be assignable by operation of law or otherwise; provided, however, that Parent may designate, by written notice to the Company, another wholly owned direct subsidiary to be a Constituent Corporation in lieu of Merger Sub, in the event of which, all references herein to Merger Sub shall be deemed references to such other subsidiary except that all representations and warranties made herein with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other subsidiary as of the date of such designation. Any purported assignment made in contravention of this Agreement shall be null and void.

                  9.14. Captions. The Article, Section and paragraph captions herein are for convenience of reference only and do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by duly authorized officers of the parties hereto as of the date hereof.


                                      SUGEN, INC.



                                      By: /s/ Stephen Evans-Freke
                                          ---------------------------------
                                          Name:   Stephen Evans-Freke
                                          Title:  Chairman of the Board and
                                                    Chief Executive Officer


                                      PHARMACIA & UPJOHN, INC.



                                      By: /s/ Christopher J. Coughlin
                                          ---------------------------------
                                          Name:   Christopher J. Coughlin
                                          Title:  Executive Vice President


                                      UNIVERSITY ACQUISITION CORP.



                                      By: /s/ Mats Petterson
                                          ---------------------------------
                                          Name:   Mats Petterson
                                          Title:  Senior Vice President

                                                                    EXHIBIT AZ-1


                         (AstraZeneca Affiliates Letter)


TO PHARMACIA & UPJOHN:

                  Re:        Agreement and Plan of Merger

Ladies and Gentlemen:

                  The undersigned has been advised that the undersigned may be considered an "affiliate" of SUGEN, Inc. (the "Company") for purposes of (i) Rule 145 of the General Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), and/or (ii) SEC Accounting Series Releases 130 and 135, as amended. Pursuant to the Agreement and Plan of Merger, dated as of June 15, 1999 (the "Merger Agreement"), among the Company, Pharmacia & Upjohn, Inc. ("Parent") and University Acquisition Corp. ("Merger Sub"), the undersigned may receive shares of common stock of Parent (the "Shares") in exchange for the shares of stock of the Company owned by the undersigned at the effective date of the merger provided for in the Merger Agreement (the "Merger").

                  The undersigned represents and warrants to, and agrees with, Parent that:

                  A. The undersigned will not make any sale, transfer or other disposition of the undersigned's Shares in violation of the Securities Act or the Rules and Regulations.

                  B. The undersigned has been advised that the offering, sale and delivery of the Shares to the undersigned in the Merger will be registered under the Securities Act on a Registration Statement on Form S-4. The undersigned has also been advised, however, that, since the undersigned may be considered an "affiliate" of the Company at the time the Merger Agreement is submitted for a vote of the stockholders of the Company, any public offering or sale by the undersigned of any of the Shares will, under current law, require either (i) the further registration under the Securities Act of the Shares to be offered and sold, (ii) compliance by the undersigned with SEC Rule 145 under the Securities Act in connection with such offer and sale or (iii) the availability of another exemption

                                     AZ-1-1
         from registration of such Shares under the Securities Act for such offer and sale.

                  C. The undersigned has carefully read this letter agreement and the Merger Agreement and has discussed their requirements and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of the Shares, to the extent the undersigned felt necessary, with the undersigned's counsel or counsel for the Company.

                  D. The undersigned has been informed by the Company that the Shares have not been registered under the Securities Act for distribution by the undersigned and that the Shares must be held by the undersigned for at least two years unless (i) such Shares have been registered for distribution under the Securities Act, (ii) a sale of the Shares is made in conformity with the volume and other limitations of SEC Rule 145 under the Securities Act or (iii) in the opinion of counsel reasonably acceptable to Parent, some other exemption from registration under the Securities Act is available with respect to any such proposed sale, transfer or other disposition of the Shares.

                  E. The undersigned understands that Parent is under no obligation to register the sale, transfer or other disposition of the Shares by the undersigned or on behalf of the undersigned under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available to the undersigned.

                  F. The undersigned also understands that stop transfer instructions will be given to all transfer agents for the Shares and that there will be placed on the certificates for the Shares issued to the undersigned, or any replacements or substitutes therefor, a legend stating in substance:

                             "The shares  represented by this  certificate  were
                  issued in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares represented by this certificate may only be transferred in accordance with the terms of an agreement, dated June 15, 1999, between the registered

                                     AZ-1-2
                  holder hereof and the issuer, a copy of which agreement will be mailed to the holder hereof without charge promptly after receipt by the issuer of a written request therefor."

                  G. The undersigned also understands that, unless the transfer of the undersigned's Shares has been registered under the Securities Act or the undersigned represents and warrants to Parent that any such transfer has been made in conformity with the provisions of SEC Rule 145, Parent shall have the right to place the following legend on the certificates issued to any transferee of such Shares:

                             "The shares  represented by this  certificate  have
                  not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

                  It is understood and agreed that the legends set forth in paragraphs F and G above shall be removed by the delivery of substitute certificates without such legend if the undersigned shall have delivered to Parent a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Parent, to the effect that such legend is not required for purposes of the Securities Act. In addition, the legend referred to in paragraph F above will be removed upon written request at any time more than two years after the effective date of the Merger.

                  The undersigned further represents to and covenants with Parent that the undersigned will not, within the 30 days prior to the Closing Date (as defined in the Merger Agreement), sell, transfer or otherwise dispose of any shares of stock of the Company except pursuant to and upon consummation of the Merger, and that the undersigned will not sell, transfer or otherwise dispose of any Shares (whether or not acquired by the undersigned in the Merger) until after such time as results covering at least 30 days of combined operations of the Company and Parent have been

                                     AZ-1-3
published by Parent, in the form of a quarterly earnings press release, an effective registration statement filed with the SEC, a report filed with the SEC on Form 10-K, 10-Q or 8-K or any other public filing or announcement that includes such combined results of operations. Furthermore, the undersigned understands that the Company and Parent will give stop transfer instructions to their respective transfer agents in order to prevent the breach of the covenants made by the undersigned in this paragraph.

                  Execution of this letter should not be considered an admission on the part of the undersigned that it is an "affiliate" of the Company, nor a waiver of any rights that the undersigned may have to object at any time following the date hereof to any claim that the undersigned is an "affiliate" of the Company.

                  This letter and that certain Voting Agreement between the undersigned and Parent constitutes the complete understanding between Parent and the undersigned concerning the subject matter hereof. The surviving corporation is expressly intended to be a beneficiary of this letter agreement. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This letter shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York applicable to contracts made and to be performed within such state.

                                Very truly yours,

                                ZENECA LIMITED


                                _____________________________________


ACCEPTED:

PHARMACIA & UPJOHN, INC.



By: _____________________________

                                     AZ-1-4

                                                                     EXHIBIT A-1


                           (Company Affiliates Letter)


TO PHARMACIA & UPJOHN, INC.:

                  Re:        Agreement and Plan of Merger

Ladies and Gentlemen:

                  The undersigned has been advised that the undersigned may be considered an "affiliate" of SUGEN, Inc. (the "Company") for purposes of (i) Rule 145 of the General Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), and/or (ii) SEC Accounting Series Releases 130 and 135, as amended. Pursuant to the Agreement and Plan of Merger, dated as of June 15, 1999 (the "Merger Agreement"), among the Company, Pharmacia & Upjohn, Inc. ("Parent") and University Acquisition Corp. ("Merger Sub"), the undersigned may receive shares of common stock of Parent (the "Shares") in exchange for the shares of stock of the Company owned by the undersigned at the effective date of the merger provided for in the Merger Agreement (the "Merger").

                  The undersigned represents and warrants to, and agrees with, Parent that:

                  A. The undersigned will not make any sale, transfer or other disposition of the undersigned's Shares in violation of the Securities Act or the Rules and Regulations.

                  B. The undersigned has been advised that the offering, sale and delivery of the Shares to the undersigned in the Merger will be registered under the Securities Act on a Registration Statement on Form S-4. The undersigned has also been advised, however, that, since the undersigned may be considered an "affiliate" of the Company at the time the Merger Agreement is submitted for a vote of the stockholders of the Company, any public offering or sale by the undersigned of any of the Shares will, under current law, require either (i) the further registration under the Securities Act of the Shares to be offered and sold, (ii) compliance by the undersigned with SEC Rule 145 under the Securities Act in connection with such offer and sale or (iii) the availability of another exemption

                                      A-1-1
         from registration of such Shares under the Securities Act for such offer and sale.

                  C. The undersigned has carefully read this letter agreement and the Merger Agreement and has discussed their requirements and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of the Shares, to the extent the undersigned felt necessary, with the undersigned's counsel or counsel for the Company.

                  D. The undersigned has been informed by the Company that the Shares have not been registered under the Securities Act for distribution by the undersigned and that the Shares must be held by the undersigned for at least two years unless (i) such Shares have been registered for distribution under the Securities Act, (ii) a sale of the Shares is made in conformity with the volume and other limitations of SEC Rule 145 under the Securities Act or (iii) in the opinion of counsel reasonably acceptable to Parent, some other exemption from registration under the Securities Act is available with respect to any such proposed sale, transfer or other disposition of the Shares.

                  E. The undersigned understands that Parent is under no obligation to register the sale, transfer or other disposition of the Shares by the undersigned or on behalf of the undersigned under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available to the undersigned.

                  F. The undersigned also understands that stop transfer instructions will be given to all transfer agents for the Shares and that there will be placed on the certificates for the Shares issued to the undersigned, or any replacements or substitutes therefor, a legend stating in substance:

                             "The shares  represented by this  certificate  were
                  issued in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares represented by this certificate may only be transferred in accordance with the terms of an agreement, dated June 15, 1999, between the registered

                                      A-1-2
                  holder hereof and the issuer, a copy of which agreement will be mailed to the holder hereof without charge promptly after receipt by the issuer of a written request therefor."

                  G. The undersigned also understands that, unless the transfer of the undersigned's Shares has been registered under the Securities Act or the undersigned represents and warrants to Parent that any such transfer has been made in conformity with the provisions of SEC Rule 145, Parent shall have the right to place the following legend on the certificates issued to any transferee of such Shares:

                             "The shares  represented by this  certificate  have
                  not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

                  It is understood and agreed that the legends set forth in paragraphs F and G above shall be removed by the delivery of substitute certificates without such legend if the undersigned shall have delivered to Parent a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Parent, to the effect that such legend is not required for purposes of the Securities Act. In addition, the legend referred to in Paragraph F above will be removed upon written request at any time more than two years after the effective date of the Merger.

                  The undersigned further represents to and covenants with Parent that the undersigned will not, within the 30 days prior to the Closing Date (as defined in the Merger Agreement), sell, transfer or otherwise dispose of any shares of stock of the Company except pursuant to and upon consummation of the Merger, and that the undersigned will not sell, transfer or otherwise dispose of any Shares (whether or not acquired by the undersigned in the Merger) until after such time as results covering at least 30 days of combined operations of the Company and Parent have been

                                      A-1-3
published by Parent, in the form of a quarterly earnings press release, an effective registration statement filed with the SEC, a report filed with the SEC on Form 10-K, 10-Q or 8-K or any other public filing or announcement that includes such combined results of operations. Furthermore, the undersigned understands that the Company and Parent will give stop transfer instructions to their respective transfer agents in order to prevent the breach of the covenants made by the undersigned in this paragraph.

                  Execution of this letter should not be considered an admission on the part of the undersigned that it is an "affiliate" of the Company, nor a waiver of any rights that the undersigned may have to object at any time following the date hereof to any claim that the undersigned is an "affiliate" of the Company.

                  This letter constitutes the complete understanding between Parent and the undersigned concerning the subject matter hereof. The surviving corporation is expressly intended to be a beneficiary of this letter agreement. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This letter shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York applicable to contracts made and to be performed within such state.

                                          Very truly yours,



                                          _________________________________
                                                (Name of Affiliate)

ACCEPTED:

PHARMACIA & UPJOHN, INC.



By: _________________________________



                                      A-1-4

                                                                       ANNEX B-1

TO PHARMACIA & UPJOHN, INC.:


Ladies and Gentlemen:

                  I have been advised that as of the date hereof, I may be deemed to be an "affiliate" of Pharmacia & Upjohn, Inc., a Delaware corporation ("Parent"), as such term (i) is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, or
(ii) is used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of June 15, 1999, as it may be amended, supplemented or modified from time to time, among SUGEN, a Delaware corporation (the "Company"), Parent, and University Acquisition Corp., a Delaware corporation to be formed as a wholly owned subsidiary of Parent ("Merger Sub"), Merger Sub will be merged with and into the Company (the "Merger"). Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

                  I further understand that the Merger will be treated for financial accounting purposes as a "pooling of interests" in accordance with generally accepted accounting principles and that the Staff of the Commission has issued certain guidelines that should be followed to ensure the pooling of the entities.

                  In  consideration  of the  agreements  contained  herein,  the
Company's reliance on this letter in connection with the consummation of the Merger and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, I hereby represent, warrant and agree that I will not make any sale, transfer, or other disposition of any shares of Common Stock, par value $0.01 per share of Parent during the period beginning 30 days prior to the Closing Date (as defined in the Merger Agreement) and ending after such time as results covering at least 30 days of combined operations of the Company and Parent have been published by Parent, in the form of a quarterly earnings report, an effective registration

                                      B-1-1

                                                                       ANNEX B-1

statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations.

                  Execution of this letter should not be considered an admission on my part that I am an "affiliate" of Parent as described in the first paragraph of this letter, or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                  This letter agreement constitutes the complete understanding between the Company and me concerning the subject matter hereof. Any notice required to be sent to either party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This letter agreement shall be governed by and construed and interpreted in accordance with, the laws of the State of New York.

                  If you are in agreement with the foregoing, please so indicate by signing below and returning a copy of this letter to the undersigned, at which time this letter shall become a binding agreement between us.

                                      Very truly yours,


                                      _______________________________
                                      Name:
                                      Address:

Accepted this ____ day of ___________, 1999.

PHARMACIA & UPJOHN, INC.


By:______________________
   Name:
   Title:


                                      B-1-2